Exhibit 4.1

Execution Version

INDENTURE

dated as of August 16, 2018

among

FS ENERGY AND POWER FUND,

as Company

the Guarantors named herein

and

U.S. Bank National Association,

as Trustee

7.500% Senior Secured Notes due 2023

i

		Page
SECTION 12.17	Applicable Tax Law	56
SECTION 12.18	Waiver of Jury Trial	57
SECTION 12.19	Submission to Jurisdiction	57
SECTION 12.20	Third Party Beneficiary	57

Appendix A	—	Transfer Restrictions

Exhibit A	—	Form of Note

Exhibit B	—	Form of Supplemental Indenture

Exhibit C	—	Form of Transfer Certificate for Transfer or Exchange from Rule 144A Global Note to Regulation S Global Note prior to the Expiration of the Distribution Compliance Period

Exhibit D	—	Form of Transfer Certificate for the Transfer or Exchange from Rule 144A Global Note to Regulation S Global Note after the Expiration of the Distribution Compliance Period

Exhibit E	—	Form of Transfer Certificate for Transfer or Exchange from Regulation S Global Note to Rule 144A Global Note prior to the Expiration of the Distribution Compliance Period

Exhibit F	—	Form of Transfer Certificate for Other Transfers and Exchanges

Note:  This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

v

INDENTURE dated as of August 16, 2018 (this “Indenture”) among FS ENERGY AND POWER FUND (the “Company”), the Guarantors named herein and U.S. BANK NATIONAL ASSOCIATION, as Trustee (the “Trustee”).

Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s 7.500% Senior Secured Notes due 2023 to be issued, from time to time, as provided in this Indenture:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01                                 Definitions.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Subsidiaries or assumed by the Company or any of its Subsidiaries in connection with the acquisition of assets from such Person and in each case whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Company or such merger, consolidation or acquisition.  Acquired Indebtedness shall be deemed to have been incurred on the date such Person becomes a Subsidiary of the Company or merges or consolidates with or into the Company or any of its Subsidiaries or the date of the assumption of such Indebtedness by the Company or any of its Subsidiaries, as applicable.

“Additional Notes” means additional 7.500% Senior Secured Notes due 2023 issued under this Indenture after the Issue Date (other than pursuant to Section 2.07, Section 2.08 or Section 3.07, in each case, in respect of Initial Notes).

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person.  As used in the immediately preceding sentence and in the definitions of “Investment Advisor,” “Permitted Holder” and “Subsidiary,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Agent” means any Registrar, Paying Agent or co-Registrar.

“Bankruptcy Code” means Title XI of the United States Code, as amended, and any successor law.

“Bankruptcy Law” means each of the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors and/or rights of creditors.

“Board of Directors” means, as to any Person, the board of directors, managers or trustees or other governing body of such Person (or, if such Person is a partnership or limited liability company that does not have such a governing body, the board of directors, managers or trustees or other governing body of any direct or indirect general partner of such partnership or of any direct or indirect managing member or other managing Person of such limited liability company) or any duly authorized committee thereof.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

“Capital Stock” means:

(1)                                 with respect to any Person other than a business trust, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of or in its corporate stock or, if such Person is not a corporation, its equity; and

(2)                                 with respect to any Person that is a business trust, any and all beneficial ownership interests (however designated and whether or not voting) in such Person;

in each case including each class or series of Common Stock and preferred stock of such Person but in each case excluding any Indebtedness or debt securities convertible into or exchangeable for, or any options, warrants, contracts or other securities (including derivative instruments) exercisable or exchangeable for, convertible into or otherwise for or relating to the purchase or sale of, any of the items referred to in clause (1) or (2) above.

“CFC” means a controlled foreign corporation within the meaning of Section 957 of the Internal Revenue Code of 1986, as amended.

“Change of Control” means:

(1)                                 the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, written notice or otherwise) that any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date), other than any Permitted Holder, is or has become the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Issue Date), directly or indirectly, of Voting Stock of the Company representing more than 50% of the combined voting power of all of the outstanding Voting Stock of the Company; or

(2)                                 the sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or other business combination transaction), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole (other than sales, transfers, conveyances or other dispositions of securities or assets, in each case in the ordinary course of business) to any Person (other than a Permitted Holder); or

(3)                                 the Investment Advisor shall cease to be the Company’s investment advisor.

Notwithstanding the foregoing, a transaction will not be deemed to be a Change of Control pursuant to clause (1) above if (1) the Company becomes a direct or indirect Wholly Owned Subsidiary of a parent entity and (2) either (A) the direct or indirect holders of the outstanding Voting Stock of such parent entity immediately following that transaction are substantially the same as the holders of the outstanding Voting Stock of the Company immediately prior to that transaction or (B) immediately following that transaction no Person (other than a parent entity satisfying the requirements of this sentence or a Permitted Holder) is the beneficial owner, directly or indirectly, of more than 50% of the combined voting power of all of the outstanding Voting Stock of such parent entity.

“Collateral” means all of the assets and properties subject or purported to be subject to liens under any Security Document.

“Collateral Agent” has the meaning set forth in Section 11.09.

“Collateral Agency Agreement” means the Collateral Agency and Intercreditor Agreement, dated as of the Issue Date, among the Company, the Guarantors, the Credit Agreement Administrative Agent, the Trustee and the Collateral Agent.

“Common Stock” means, with respect to (a) any Person other than a business trust, any and all shares, interests, participations or other equivalents (however designated and whether voting or non-voting) of or in such Person’s common stock or, if such Person is not a corporation, its common equity or (b) any Person that is a business trust, any and all common beneficial ownership interests (however designated and whether voting or non-voting) in such Person, in each case including, without limitation, all series and classes of such common stock, other common equity or common beneficial ownership interests, as the case may be, but in each case excluding any Indebtedness or debt securities convertible into or exchangeable for, or any options, warrants, contracts or other securities (including derivative instruments) exercisable or exchangeable for, convertible into or otherwise for or relating to the purchase or sale of, any of the foregoing.  The determination of whether any beneficial ownership interests or equity constitute common beneficial ownership interest or common equity, respectively, shall be made by the Company in good faith.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Corporate Trust Office” means the corporate trust office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof for purposes of Section 2.04 only is located at 111 Fillmore Ave., St. Paul, MN 55107, Attention: FS Energy and Power Fund, and for all other purposes is located at One Federal Street, 10th Floor, Boston, Massachusetts 02110, Attention: FS Energy and Power Fund, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Credit Agreement” means the Senior Secured Credit Agreement, dated as of the Issue Date, among the Company, the “lenders” and “L/C Issuers” party thereto, JPMorgan Chase Bank, N.A. as administrative agent, and the Collateral Agent, as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time.

“Credit Agreement Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent under the Credit Agreement, and its successors in such capacity.

“Credit Agreement Obligations” means all Obligations in respect of (i) the Credit Agreement and (ii) arising under any derivatives transaction to the extent the Credit Agreement provides for such Obligations to be secured on a pari passu basis with the obligations under the Credit Agreement.

“Credit Facility Obligations” means the Credit Agreement Obligations and any Other Credit Facility Pari Passu Lien Obligations.

“Credit Facility First Priority Collateral” shall have the meaning assigned to such term in the Security Agreement.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Depositary” means DTC or any successor depositary for the Global Notes.

“Domestic Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than a Foreign Subsidiary.

“DTC” means The Depository Trust Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.  Fair market value shall be determined by the Company in good faith.

“FASB” means the Financial Accounting Standards Board or any successor thereto.

“Financing Subsidiary” has the meaning set forth in the Security Agreement.

“Financing Subsidiary Capital Stock” means all Capital Stock of any Financing Subsidiary other than any such Capital Stock owned by another Financing Subsidiary.

“Foreign Subsidiary” means (a) any Subsidiary of the Company that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia, and any Subsidiary (including any Subsidiary that would otherwise be a Domestic Subsidiary) of any such Subsidiary of the Company that is a CFC, and (b) any Subsidiary of the Company that has no material assets other than Capital Stock of  one or more Subsidiaries of the Company that are CFCs.

“GAAP” means generally accepted accounting principles in the United States as in effect on the Issue Date.

“Global Note” means a Note in registered global form without coupons, registered in the name of a Depositary or its nominee.

“Governmental Authority” means the government of the United States of America, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Grantors” means the Company and each Guarantor.

“Guarantee” means, individually, any guarantee of the Notes by a Guarantor pursuant to the terms of this Indenture and, collectively, all such guarantees of the Notes by Guarantors pursuant to the terms of this Indenture, in each case as any such guarantees may be amended or supplemented from time to time.

“Guarantor” means each Domestic Subsidiary of the Company, if any, that guarantees the payment of the Notes pursuant to the terms of this Indenture; provided that upon release or discharge of any such Domestic Subsidiary from its Guarantee of the Notes, or upon the termination of any such Guarantee, in accordance with this Indenture, such Domestic Subsidiary shall cease to be a Guarantor.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“Indebtedness” means with respect to any Person, without duplication:

(1)                                 the principal amount of indebtedness of such Person for borrowed money;

(2)                                 the principal amount of indebtedness of such Person evidenced by bonds, debentures, Notes or other similar debt instruments;

(3)                                 all payment obligations of such Person issued or assumed as the deferred purchase price of property and all payment obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person (but, in each case, excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business and any earn-out or similar obligations and also excluding all obligations other than those relating to payment of the purchase price of the applicable property or assets);

(4)                                 the principal component of all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (except in each case to the extent such obligations relate to trade payables or other accrued liabilities arising in the ordinary course of business);

(5)                                 Indebtedness of other Persons of the types referred to in clauses (1) through (4) above and clauses (7) and (8) below to the extent (and only to the extent) guaranteed by such referent Person;

(7)                                 Indebtedness of any other Person of the type referred to in clauses (1) through (6) above which is secured by any Lien on any property or asset of such referent Person, the amount of such Indebtedness of such referent Person being deemed to be the lesser of the fair market value of such property or asset and the amount of the Indebtedness of such other Person so secured;

(8)                                 all net payment obligations of such Person under hedge agreements; and

(9)                                 all repurchase obligations (excluding accrued interest or any portion of such obligations representing accrued interest) of such Person under repurchase agreements to which it is party.

Notwithstanding the foregoing, “Indebtedness” shall not include (u) indebtedness of such Person on account of the sale by such Person of the first out tranche of any bank loan that arises solely as an accounting matter under ASC 860, (v) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset or investment to satisfy unperformed obligations of the seller of such asset or investment, (w) a commitment arising in the ordinary course of business to make a future portfolio investment or fund the delayed draw or unfunded portion of any existing portfolio investment (x) any accrued incentive, management or other fees to an investment manager or its affiliates (regardless of any deferral in payment thereof), (y) non-recourse liabilities for participations sold by any Person in any bank loan, or (z) deposits received in connection with a portfolio investment of such Person in the ordinary course of such Person’s business (including, but not limited to, any deposits or advances in connection with expense reimbursement, prepaid agency fees, other fees, indemnification, work fees, tax distributions or purchase price adjustments).

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Initial Purchasers” means J.P. Morgan Securities LLC, SG Americas Securities, LLC, BMO Capital Markets Corp., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC.

“interest” means, with respect to any Note, interest payable on such Note.

“Interest Payment Date” means February 15 and August 15 of each year.

“Investment Advisor” means FS/EIG Advisor, LLC, a Delaware limited liability company, and any successor investment advisor, so long as such successor investment advisor is a controlled Affiliate of one or more other Permitted Holders.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Investment Grade Rating’’ means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P (or, if such Rating Agency ceases to rate the Company or the Notes for reasons outside of the Company’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).

“Issue Date” means August 16, 2018.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest). For the avoidance of doubt, in the case of investments that are loans or other debt obligations, customary restrictions on assignments or transfers thereof pursuant to the underlying documentation of such investment shall not be deemed to be a “Lien” and, in the case of portfolio investments that are equity securities, excluding customary drag-along, tag-along, right of first refusal, restrictions on assignments or transfers and other similar rights in favor of other equity holders of the same issuer.

“Moody’s” means “Moody’s Investor Service, Inc.” or any successor thereto.

“Noteholder Secured Parties” has the meaning set forth in the Security Agreement.

“Notes” means the Company’s 7.500% Senior Secured Notes due 2023 (including, for the avoidance of doubt, any Additional Notes) issued under this Indenture, all of which shall be treated as a single class of securities for all purposes (including voting) under this Indenture, as the Notes may be amended or supplemented from time to time.

“Obligations” means any principal, interest, fees and expenses (including any interest, fees and other amounts accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest, fees or expenses and other amounts are an allowed claim under applicable state, federal or foregoing law), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, fees, expenses, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the Company’s offering memorandum dated August 2, 2018 relating to the Notes, as the same may have been or may be amended or supplemented from time to time.

“Officer” means, with respect to any Person, (1) the Chairman, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Investment Officer, the Chief Financial Officer, the Chief Accounting Officer, the Controller, any Vice President (whether or not the title “Vice President” is preceded or followed by any other title such as “Senior,” “Executive” or otherwise), any Managing Director, the Treasurer, any Assistant Treasurer, the Secretary and any Assistant Secretary (a) of such Person or (b) if such Person is a limited or general partnership or limited liability company that does not have officers, of any direct or indirect general partner or managing member, as the case may be, of such Person, and (2) any other individual designated as an “Officer” by the Board of Directors of such Person (or, if applicable, by the Board of Directors of any general partner or managing member referred to in clause (1)(b)).

“Officers’ Certificate” means, with respect to any Person, a certificate signed by two Officers of such Person.

“Opinion of Counsel” means a written opinion from legal counsel, which may be an employee of or counsel to the Company.  Anything in this Indenture to the contrary notwithstanding, any such opinion of legal counsel may rely, as to factual matters, on a certificate of an Officer (or similar official) of the Company, any Guarantor or any other Person and on certificates and statements of governmental bodies and officials and may include customary qualifications, limitations and exceptions.

“Other Credit Facility Pari Passu Lien Obligations” has the meaning assigned to such term in the Security Agreement.

“Other Notes Pari Passu Lien Obligations” means any Obligations in respect of Indebtedness (other than Additional Notes) secured by Liens on the Collateral permitted by clause (k) of the definition of “Permitted Liens”.

“Permitted Holder” means each of (i) the Company; (ii) any Subsidiary of the Company; (iii) the Investment Advisor; (iv) Franklin Square Holdings, L.P., (v) EIG Asset Management, LLC, (vi) any Affiliate of the persons described in (i) through (v) above as of the date of the Offering Memorandum, (vii) any entity that is managed or advised by any of the foregoing or any of their respective Affiliates as of the date of the Offering Memorandum that is organized under the laws of a jurisdiction located in the United States of America and in the business of managing or advising clients or (viii) any controlled Affiliate of any Person described above.

“Permitted Liens” means:

(a) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or any Guarantor in accordance with GAAP;

(b) Liens of clearing agencies, broker-dealers and similar Liens incurred in the ordinary course of business, provided that such Liens (i) attach only to the securities (or proceeds) being purchased or sold and (ii) secure only obligations incurred in connection with such purchase or sale, and not any obligation in connection with margin financing;

(c) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmens’, landlord, storage and repairmen’s Liens and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money);

(d) Liens incurred or pledges or deposits made to secure obligations incurred in the ordinary course of business under workers’ compensation laws, unemployment insurance or other similar social security legislation (other than Liens in respect of employee benefit plans arising under ERISA or Section 4975 of the Code) or to secure public or statutory obligations;

(e) Liens securing the performance of, or payment in respect of, bids, insurance premiums, deductibles or co-insured amounts, tenders, government or utility contracts (other than for the repayment of borrowed money), surety, stay, customs and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business, provided that all Liens on any Secured Notes First Priority Collateral pursuant to this clause (e) shall have a priority that is junior to the Liens securing the Secured Notes Obligations under the Security Documents;

(f) Liens arising out of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments or awards do not constitute an Event of Default;

(g) customary rights of setoff, banker’s lien, security interest or other like right upon (i) deposits of cash in favor of banks or other depository institutions in which such cash is maintained in the ordinary course of business, (ii) cash and financial assets held in securities accounts in favor of banks and other financial institutions with which such accounts are maintained in the ordinary course of business and (iii) assets held by a custodian in favor of such custodian in the ordinary course of business securing payment of fees, indemnities and other similar obligations;

(h) Liens arising solely from precautionary filings of financing statements under the Uniform Commercial Code of the applicable jurisdictions in respect of operating leases entered into by the Company or any of its Subsidiaries in the ordinary course of business;

(i) easements, rights of way, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not interfere with or affect in any material respect the ordinary course of the business of the Company or any of its Subsidiaries;

(j) Liens securing the Secured Notes Obligations in respect of the Notes issued on the Issue Date;

(k) Liens on the Collateral securing obligations in respect of Additional Notes and/or Other Notes Pari Passu Lien Obligations on a pari passu basis with the Liens described in clause (i) above so long as, immediately after giving effect to the issuance of such Additional Notes and/or Other Notes Pari Passu Lien Obligations, the Company would be in Pro Forma Covenant Compliance;

(l) Liens on the Collateral securing Credit Agreement Obligations and/or Other Credit Facility Pari Passu Lien Obligations; provided that any Liens on the Secured Notes First Priority Collateral shall be junior to the Liens securing the Secured Notes Obligations pursuant to the terms of the Collateral Agency Agreement.

“Person” means an individual, limited or general partnership, limited liability company, corporation, unincorporated organization, trust, association, joint-stock company or joint venture, or a government or any agency or political subdivision thereof or any other entity.

“Pro Forma Covenant Compliance” means, with respect to any event, that immediately after giving effect to such event (and all other events in connection therewith) (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Company would be in compliance with each of the covenants described under Section 4.08 (for such purpose, assuming that any Compliance Grace Period had expired).

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Company or the Notes for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act  selected by Company as a replacement agency for Moody’s or S&P, or both, as the case may be.

“Record Date” means February 1 and August 1 of each year.

“Redemption Date” means a date fixed for redemption of Notes as provided pursuant to this Indenture and the Notes.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, replace or refund (including pursuant to any defeasance, covenant defeasance or satisfaction, discharge or similar mechanism), or to issue a security or incur new Indebtedness in exchange or replacement for such security or Indebtedness in whole or in part.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Responsible Officer” means, when used with respect to the Trustee, any officer in the corporate trust department of the Trustee, including any vice president, trust officer or any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject and shall also mean any officer who shall have direct responsibility for the administration of this Indenture.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc., or any successor thereto.

“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.

“Secured Notes Documents” means the Notes (including Additional Notes), the Security Documents, the Collateral Agency Agreement and this Indenture.

“Secured Notes Obligations” means all Obligations in respect of the Notes, the guarantees of the Notes and this Indenture.

“Secured Notes First Priority Collateral” shall have the meaning assigned to such term in the Security Agreement.

“Secured Parties” shall have the meaning given to such term in the Security Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Guarantee and Collateral Agreement dated as of the Issue Date among the Company, the Guarantors party thereto, and the Collateral Agent.

“Security Documents” means the Security Agreement, the Collateral Agency Agreement and any other pledge agreements, intellectual property security agreements, mortgages, collateral assignments and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in any assets or property in favor of the Collateral Agent for the benefit of the Noteholder Secured Parties (and any other Persons) as contemplated by this Indenture.

“Senior Officer” means, with respect to any Person, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Investment Officer, the Chief Financial Officer, the Chief Accounting Officer or any Executive Vice President (a) of such Person or (b) if such Person is a limited or general partnership or limited liability company that does not have officers, of any direct or indirect general partner or managing member of such Person.

“Shared Collateral” shall have the meaning assigned to such term in the Security Agreement.

“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is a “significant subsidiary” of such Person within the meaning of Rule 1-02(w) of Regulation S-X promulgated by the SEC (as such Rule is in effect on the Issue Date), with the calculation of whether such Subsidiary is a “significant subsidiary” within the meaning of such Rule to be made in accordance with GAAP.

“Subsidiary” means, with respect to any Person and at any time, any other Person if (a) more than 50% of the total combined voting power of all of such other Person’s outstanding Voting Stock is at the time owned, directly or indirectly, by such referent Person and/or one or more other Subsidiaries of such referent Person or (b) the management and policies of such other Person are otherwise controlled (as determined in good faith by such referent Person), directly or indirectly, by such referent Person and/or one or more other Subsidiary of such referent Person.  As used in the immediately preceding sentence, the term “controlled” shall have the meaning set forth in the definition of “Affiliate.” For the avoidance of doubt, the Company is not a Subsidiary of the Investment Advisor.

“TIA” means the Trust Indenture Act of 1939, as amended.

“Total Assets” means the total assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other that the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“United States” or “U.S.” means the United States of America.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“U.S. Legal Tender” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

“Voting Stock” means, with respect to any Person, all classes and series of Capital Stock of such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote in the election of the directors, managers or trustees (or other persons performing similar functions), as the case may be, of such Person.

“Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person of which all the outstanding Voting Stock of such Subsidiary (other than directors’ qualifying shares and other than an immaterial amount of Voting Stock required to be owned by other Persons pursuant to applicable law or regulation) is owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02                                 Other Definitions.

Term	Defined in Section
“Acceleration”	6.01
“Action”	11.09
“Applicable Tax Law”	12.17
“Certificated Note”	Appendix A
“Change of Control Offer”	4.06
“Change of Control Payment Date”	4.06
“Change of Control Purchase Price”	4.06
“Collateral Agent”	11.09
“Compliance Grace Period”	4.08(a)
“Covenant Defeasance”	8.02
“Covenant Suspension Event”	4.05(a)
“Covered Debt Amount”	4.08
“Debt to Equity Covenant”	4.08
“Debt to Equity Ratio”	4.08
“delayed Redemption Date”	3.05
“Events of Default”	6.01
“Global Note Legend”	Appendix A
“Initial Notes”	2.03
“Legal Defeasance”	8.02
“Note Custodian”	Appendix A
“Notes Priority Collateral Coverage Ratio”	4.08
“Participant”	2.15
“Paying Agent”	2.04
“Payment Default”	6.01
“Registrar”	2.04
“Reversion Date”	4.05(b)
“Security Document Order”	11.09
“Surviving Entity”	5.01
“Suspension Period”	4.05(b)
“Value”	4.08

SECTION 1.03                                 [Reserved].

SECTION 1.04                                 Rules of Construction.

Unless otherwise expressly stated or the context otherwise requires:

(1)                                 a term has the meaning assigned to it;

(2)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                 “or” is not exclusive;

(4)                                 the words “including,” “includes” and similar words shall be deemed to be followed by “without limitation”;

(5)                                 “will” shall be interpreted to express a command;

(6)                                 words in the singular include the plural and words in the plural include the singular;

(7)                                 provisions apply to successive events and transactions;

(8)                                 “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Appendix, Exhibit, clause or other subdivision;

(9)                                 unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness; and

(10)                          “$” and “U.S. dollars” each refer to U.S. Legal Tender.

ARTICLE II

THE NOTES

SECTION 2.01                                 Amount of Notes Unlimited.

The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited and the Company may issue an unlimited principal amount of Additional Notes under this Indenture having identical terms as the Notes initially issued under this Indenture on the Issue Date (other than issue date, and, if applicable, issue price, the first Interest Payment Date and the date from which interest will accrue); provided that if any Additional Notes are not fungible with the Notes initially issued on the Issue Date for U.S. federal income tax purposes, such Additional Notes will have separate CUSIP and ISIN numbers from the Notes initially issued on the Issue Date; provided, further that such Additional Notes shall be in compliance with the provisions of Section 4.07.  The Notes initially issued on the Issue Date, any Additional Notes subsequently issued under this Indenture will be treated as a single class for all purposes under this Indenture.

SECTION 2.02                                 Form and Dating; Denominations.

The Notes (including Global Notes) and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture.  The Notes shall bear such legends as may be required by Appendix A hereto (which is incorporated in and expressly made a part of this Indenture) and may have such other notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage.  The Company shall approve the forms of the Notes and any notation, legend or endorsement on them.  Each Note shall be dated the date of its authentication.  The Notes shall be issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Unless otherwise provided in an Officers’ Certificate, Notes shall be issued initially in the form of one or more Global Notes in registered form without coupons, which shall be deposited with the Note Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided, and shall bear the applicable legends required by Appendix A.  The aggregate principal amount of a Global Note may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Note Custodian, and on the “Schedule of Increases or Decreases in Global Note” attached to such Global Note.

Notes may be issued in the form of Certificated Notes in registered form without coupons and that do not bear a Global Note Legend, duly executed by the Company and authenticated by the Trustee as hereinafter provided, in exchange for interests in Global Notes only in the circumstances and manner set forth in Section 2.15 and in compliance with the provisions, if applicable, of Appendix A.

SECTION 2.03                                 Execution and Authentication.

An Officer shall sign the Notes for the Company by manual, facsimile or electronic image scan (e.g., pdf) signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

The Trustee shall authenticate Notes for original issue on the Issue Date in the aggregate principal amount of $500,000,000 (the “Initial Notes”) upon receipt by the Trustee of a written order of the Company in the form of an Officers’ Certificate.  In addition, the Trustee shall from time to time thereafter authenticate Additional Notes in unlimited amount (so long as not otherwise prohibited by the terms of this Indenture, including without limitation, Section 4.07) for original issue, in each case upon receipt by the Trustee of a written order of the Company in the form of an Officers’ Certificate.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a written order of the Company in the form of an Officers’ Certificate for the authentication and delivery of such Notes, and the Trustee in accordance with such written order of the Company shall authenticate and deliver such Notes.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent.  An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

SECTION 2.04                                 Registrar and Paying Agent.

The Company shall maintain an office or agency in the United States of America where (a) Notes may be presented or surrendered for registration of transfer or for exchange (the “Registrar”), (b) Notes may be presented or surrendered for payment (the “Paying Agent”) and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company may also from time to time designate (without notice to Holders) one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and where such notices and demands may be served and may from time to time rescind or change such designations; provided, however, that no such designation, rescission or change shall relieve the Company of its obligation to maintain an office or agency in the United States of America for such purposes.  The Company may change or remove any Paying Agent, Registrar or co-Registrar without notice to any Holder so long as there is a Paying Agent and Registrar in United States of America.  The Company will give prompt written notice to the Trustee of any such designation, rescission, removal or change referred to in the two immediately preceding sentences.  The Company or any of its Domestic Subsidiaries may act as Registrar, co-Registrar or Paying Agent.  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Company, upon notice to the Trustee but without notice to Holders, may appoint one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee and may rescind the appointment of and change any such co-Registrars or additional paying agents.  The term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent.  The Company shall notify the Trustee of the name and address of any such Agent.  If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

The Company hereby appoints the Trustee, acting through its Corporate Trust Office in the United States of America, as initial Paying Agent and Registrar for the Notes.

SECTION 2.05                                 Paying Agent To Hold Money in Trust.

On or prior to 11:00 a.m.  (New York City time) on each Interest Payment Date, any Redemption Date, the Maturity Date or any date on which principal and/or premium, if any, is due, the Company shall deposit with the Paying Agent in immediately available funds a sum sufficient to make cash payments, if any, due on such Interest Payment Date, Redemption Date, the Maturity Date or any such date on which principal and/or premium, if any, is due; provided, however, to the extent any such funds are received by the Paying Agent after 11:00 a.m. (New York City time) on such date, such funds will be deemed deposited within one (1) Business Date of receipt thereof.  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Notes and shall notify the Trustee of any default by the Company in making any such payment.  If the Company or a Domestic Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent.  Upon complying with this Section 2.05, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06                                 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.07                                 Transfer and Exchange.

Subject to Section 2.15 and, if applicable, the provisions of Appendix A, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements and any applicable requirements under Appendix A for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing.  The Company, the Registrar, any co-Registrar and the Trustee may require a Holder to furnish such endorsements and transfer documents as any of them may reasonably request in connection with the registration of transfer or exchange of Notes, in addition to any documents that otherwise are required or may be required as provided in this Indenture (including Exhibit A hereto).  A Note may not be transferred or exchanged unless such Note shall have been surrendered at an office or agency maintained by the Company for such purpose.  To permit registrations of transfers and exchanges, the Company shall execute and, upon written request from the Company,  the Trustee shall authenticate and deliver Notes at the Registrar’s or co-Registrar’s request.  No service charge shall be imposed by the Company, the Trustee or any Registrar, Paying Agent or co-Registrar for any registration of transfer or exchange (other than pursuant to Section 2.08), but the Company, the Registrar or any co-Registrar may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

All Notes issued upon any registration of transfer or exchange of other Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

To the fullest extent permitted by applicable law, prior to the due presentment of any Note for registration of transfer or exchange, the Company, the Trustee and any Agent may deem and treat the Person in whose name such Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and (subject to the Record Date provisions of the Notes) interest on such Notes and for all other purposes, and none of the Company, the Trustee or any Agent shall be affected by notice to the contrary.

The Registrar or any co-Registrar shall not be required to register the transfer of or exchange any Note (i) during a period beginning at the opening of business 15 days before the mailing (or, if not mailed, other transmittal) of a notice of redemption of Notes and ending at the close of business on the day of such mailing (or other transmittal), (ii) selected for redemption in whole or in part pursuant to Article 3, except the unredeemed portion of any Note being redeemed in part, or (iii) tendered for repurchase pursuant to a Change of Control Offer and not validly withdrawn.

Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Notes may be effected only through a book-entry system maintained by the Depositary for such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry system.

SECTION 2.08                                 Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or stolen, and if the Company and the Trustee receive evidence to their satisfaction of the ownership and loss, destruction or theft of such Note, the Company shall issue and, upon written request from the Company, the Trustee shall authenticate a replacement Note if the Trustee’s requirements are met and subject to satisfaction of any additional requirements, if applicable, as may be set forth in Appendix A hereto.  Such Holder must provide an indemnity bond and/or other indemnity and/or security, sufficient in the judgment of both the Company and the Trustee to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if a Note is replaced.  The Company and/or the Trustee may charge such Holder for the reasonable expenses of the Company, the Trustee and any Agent in replacing a Note pursuant to this Section 2.08, including reasonable fees and expenses of counsel to the Company, the Trustee or any Agent, as well as any transfer tax or similar governmental charge payable in connection therewith.

Every replacement Note shall constitute a contractual obligation of the Company.

To the fullest extent permitted by applicable law, the provisions of this Section 2.08 shall be exclusive and shall preclude all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.09                                 Outstanding Notes.

Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation, those reductions and increases in the interests in Global Notes effected by the Trustee, the Registrar or the Note Custodian in accordance with the provisions hereof, and those described in this Section as not outstanding.  A Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note (subject to the provisions of Section 2.10).

If a Note is replaced pursuant to Section 2.08 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless a Responsible Officer of the Trustee receives proof satisfactory to it that the replaced

Note is held by a protected purchaser, as such term is defined in Section 8-303 of the Uniform Commercial Code as in effect in the State of New York.  A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.08.  If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest ceases to accrue.  If on any Redemption Date, maturity date, Change of Control Payment Date or any other date on which a payment of principal of a Note is due, the Trustee or Paying Agent (other than the Company or an Affiliate thereof) holds U.S. Legal Tender in an amount sufficient to pay all of the principal, premium, if any, and interest due on such Note payable on that date, then on and after that date such Note ceases to be outstanding and interest on it ceases to accrue.

SECTION 2.10                                 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in conclusively relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be disregarded.

SECTION 2.11                                 Temporary Notes.

Until definitive Notes are prepared and ready for delivery, the Company may prepare and, upon written request from the Company, the Trustee shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes.  Without unreasonable delay, the Company shall prepare and, upon written request from the Company, the Trustee shall authenticate definitive Notes in exchange for temporary Notes.  Until such exchange, Holders of temporary Notes shall be entitled to the same rights, benefits and privileges as Holders of definitive Notes.  Anything herein to the contrary notwithstanding, the Notes may be in typewritten form.

SECTION 2.12                                 Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar, any co-Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee, at the written direction of the Company, and no one else, shall cancel and dispose of all Notes surrendered for registration of transfer, exchange, payment or cancellation in accordance with its customary procedures and deliver a certificate of such disposal to the Company upon its written request therefor unless the Company directs the Trustee to deliver canceled Notes to the Company.  The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.  If the Company or any Affiliate shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.12.

SECTION 2.13                                 Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest, plus, to the extent lawful, any interest payable on the defaulted interest at the rate provided in the last paragraph of Section 4.01, in any lawful manner.  The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date.  The Company shall fix or cause to be fixed any such special record date and the related payment date and shall promptly mail or cause the Trustee (at the request and expense of the Company) to mail (or, in the case of Global Notes, otherwise transmit in accordance with the Depositary’s applicable procedures) to each Holder, with a copy to the Trustee (if mailed or transmitted by the Company), a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.14                                 CUSIP and ISIN Numbers.

The Company in issuing the Notes may use CUSIP and/or ISIN numbers, and if so, the Trustee shall use the CUSIP and/or ISIN numbers in notices of redemption, repurchase, Change of Control Offers or exchanges and on checks or advice of payment as a convenience to Holders; provided, however, that neither the Company nor the Trustee shall have any responsibility for any defect in the CUSIP or ISIN numbers that appear on any Note or any such notice, check or advice of payment, and any such notice or advice of payment may state that no representation is made as to the correctness or accuracy of such CUSIP or ISIN numbers and that reliance may be placed only on the other identification numbers printed on the Notes, and no such redemption, repurchase, Change of Control Offer, exchange, advice or payment shall be affected by any defect in or omission of any such numbers.

SECTION 2.15                                 Book-Entry Provisions for Global Notes.

(a)                                 Unless otherwise specified in an Officers’ Certificate or as provided in 2.15(b) below, the Global Notes shall (i) be registered in the name of the Depositary or a nominee of such Depositary, (ii) be delivered to the Note Custodian for such Depositary and (iii) bear such legends as may be required by Appendix A hereto.

Members of, or participants in, the Depositary (“Participants”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or the Note Custodian, or under the Global Notes, and the Depositary may be treated by the Company, the Trustee and any Agent as the absolute owner of the Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of Depositary’s customary procedures governing the exercise of the rights of a Holder or beneficial owner of any Note.

(b)                                 Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees.  Interests of beneficial owners in the Global Notes may be exchanged for Certificated Notes only as follows and subject, if applicable, to the further requirements set forth in this Indenture, including Appendix A hereto.  Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (1) the Depositary notifies the Company that the Depositary is unwilling or unable to continue as depositary for the Global Notes or ceases to be a clearing agency registered under the Exchange Act (if such registration is required by applicable law) and the Company does not appoint a successor Depositary for the Notes within 90 days after the Company receives such notification or becomes aware that the Depositary has ceased to be so registered, as the case may be, (2) the Company, at its option and subject to the Depositary’s procedures, notifies the Trustee in writing that the Company elects to cause the issuance of Certificated Notes or (3) there shall have occurred and be continuing an Event of Default.  The Trustee and the Registrar shall have no obligation to effect an exchange of Global Notes for Certificated Notes pursuant to clause (3) of the immediately preceding sentence until receipt of a written request from the Company.  In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any authorized denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures) and, if applicable, will bear the applicable restrictive legends referred to in Appendix A hereto unless the Company determines otherwise or such legend shall have been removed as provided in Appendix A hereto, and in any event subject, if applicable, to the requirements set forth in Appendix A hereto.

(c)                                  The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, the Depositary or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or purchase) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes.  All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note).  The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary.  The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(d)                                 The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among the Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.  Neither the Trustee nor any of its agents shall have any responsibility for any actions taken or not taken by the Depositary.

ARTICLE III
REDEMPTION

SECTION 3.01                                 Notices to Trustee.

If the Company elects to redeem Notes pursuant to Section 5 of the Notes, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and whether the redemption is being made pursuant to paragraph (a), (b) or (c) of Section 5 of the Notes.

The Company shall give each notice to the Trustee provided for in this Section 3.01 at least five days before notice of redemption is required to be mailed (or otherwise transmitted) to Holders pursuant to Section 3.03 (unless a shorter notice shall be agreed to by the Trustee in writing); provided that such notice may be revoked by the Company by written notice to the Trustee at any time prior to the time on the date specified by the Company for the Trustee to forward notice of such redemption to Holders as provided in Section 3.03 or, if the Company does not request the Trustee to forward notice of such redemption to Holders, at any time prior to the Company’s giving of the notice of such redemption to Holders pursuant to Section 3.03.

SECTION 3.02                                 Selection of Notes To Be Redeemed.

If less than all the Notes are to be redeemed at any time, selection of the Notes for redemption will be made by the Trustee pro rata or by lot; provided that, in the case of Notes represented by one or more Global Notes, interests in such Global Notes will be selected for redemption by the Depositary in accordance with its applicable procedures therefor.  Notes shall be redeemed in a minimum principal amount of $1,000 and integral multiples of $1,000 in excess thereof; provided that the remaining principal amount of any Note redeemed in part shall be $2,000 or an integral multiple of $1,000 in excess thereof.  Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.  The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

SECTION 3.03                                 Notice of Redemption.

Subject to the provisions of Section 3.05, notice of any redemption of the Notes will be mailed by the Company by first-class mail, postage prepaid, or, if the Notes are represented by one or more Global Notes and if the Depositary’s applicable procedures so provide, transmitted in accordance with the Depositary’s applicable procedures therefor, at least 30 but not more than 60 days before the applicable Redemption Date to each Holder of Notes to be redeemed at its registered address (or at such other address or in such other manner as may be provided by the Depositary’s applicable procedures).  Each notice for redemption shall identify the Notes (including the CUSIP number) to be redeemed and include statements to substantially the following effect (with such changes therein or additions thereto as the Company in its sole discretion may deem appropriate):

(1)                                 the Redemption Date;

(2)                                 the redemption price (or, if not then ascertainable at the time, a general statement regarding how the redemption price will be calculated) and that accrued and unpaid interest, if any, on the Notes to be redeemed shall be paid to, but excluding, the applicable Redemption Date (subject to the right of the Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date falling on or prior to such Redemption Date);

(3)                                 the name and address of the Paying Agent;

(4)                                 that the Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued interest, if any;

(5)                                 if less than all the outstanding Notes are to be redeemed, the identification and principal amounts of the particular Notes to be redeemed and stating that on and after the Redemption Date, upon surrender of that Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount of the Note remaining unredeemed (or, in the case of Global Notes, appropriate adjustments of the principal amount of a Global Note will be made, as applicable);

(6)                                 that, on and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption as long as the Company has deposited with a Paying Agent, on or before the applicable Redemption Date, funds in an amount sufficient to pay the redemption price of the Notes or portions thereof called for redemption on such Redemption Date and accrued and unpaid interest, if any, thereon to, but excluding, such Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date falling on or prior to such Redemption Date), and the only remaining right of the Holders of the Notes or portions thereof called for redemption will be to receive payment of the redemption price and such accrued and unpaid interest, if any, upon surrender of the Notes to be redeemed to the Paying Agent; and

(7)                                 any conditions to such redemption as determined by the Company in its sole discretion, and, if such redemption is subject to conditions, the Company may at its option also include a statement to the effect that the Redemption Date may be delayed, on one or more occasions and in the Company’s sole discretion, either (at the Company’s option) to a date specified by the Company in such notice or in a subsequent notice to Holders (subject, if the Company shall so elect, to the satisfaction of any or all such conditions or the Company’s written waiver of any such conditions that are not satisfied) or until such time as any or all such conditions have been satisfied or waived by the Company in writing, and that, if any such condition shall not have been satisfied as and when required (as determined by the Company in its sole discretion and taking into account any election by the Company to delay such Redemption Date), then (unless the Company shall have waived in writing any such conditions that are not satisfied), the Company shall have no obligation to redeem the Notes called for redemption on such Redemption Date (as the same may have been delayed by the Company as aforesaid) and may cancel such proposed redemption and rescind such notice of redemption, or any other statement that the Company in its sole discretion may deem necessary or advisable concerning matters described in Section 3.05 or to implement any provision of Section 3.05.

At the Company’s written request (which shall specify the date and, at the option of the Company, the time at which the notice of redemption shall be given), the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense unless the Company shall have revoked such notice of redemption as provided in Section 3.01.  In such event, the Company shall provide the Trustee with the information required by this Section 3.03 at least five days prior to the Trustee giving the notice of redemption, unless the Trustee consents to a shorter period.

The notice, if mailed (or otherwise transmitted) in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  In any case, failure to give such notice by mail (or to transmit such notice in accordance with the Depositary’s applicable procedures) or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

SECTION 3.04                                 Effect of Notice of Redemption.

Once notice of redemption is mailed (or otherwise transmitted) in accordance with Section 3.03 and all conditions (if any) to such redemption are satisfied as and when required (as determined by the Company in its sole discretion and taking into account any election by the Company to delay the applicable Redemption Date as provided in Section 3.05) or the Company waives in writing any such conditions that are not satisfied, (i) Notes called for redemption become due and payable on the Redemption Date (or, if the Company has delayed such Redemption Date, the applicable delayed Redemption Date (as defined in Section 3.05), as the case may be) and at the applicable redemption price plus accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date (or delayed Redemption Date, as applicable) (subject to the right of Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date falling on or prior to such Redemption Date), (ii) upon surrender to the Paying Agent, such Notes or portions thereof called for redemption shall be paid at the redemption price plus accrued and unpaid interest, if any, thereon to, but excluding, the applicable Redemption Date (or, if the Company has delayed such Redemption Date, to, but excluding, the applicable delayed Redemption Date, as the case may be), except that the interest payable on any Interest Payment Date falling on or prior to such Redemption Date (or delayed Redemption Date, as the case may be) shall be paid to the Persons who were the Holders of record at the close of business on the applicable Record Date, and (iii) on and after the applicable Redemption Date (or, if the Company has delayed such Redemption Date, the applicable delayed Redemption Date, as the case may be) interest shall cease to accrue on Notes or portions thereof called for redemption.

SECTION 3.05                                 Conditions to Redemption.

(a)                                 Any redemption of the Notes may, in the Company’s sole discretion, be subject to one or more conditions precedent, which shall be described in the related notice of redemption to Holders of Notes, which conditions may include, without limitation, completion of one or more equity offerings or other securities offerings or other financings, transactions or events.  If such redemption is subject to satisfaction of one or more conditions precedent, such notice to Holders of Notes may (at the option of the Company) include a statement to the effect that the Redemption Date may be delayed, on one or more occasions and in the Company’s sole discretion, either (at the Company’s option) to a date specified by the Company in such notice or in a subsequent notice to such Holders (subject, if the Company shall so elect, to satisfaction of any or all such conditions or the Company’s written waiver of any such conditions that are not satisfied) or until such time as any or all of such conditions have been satisfied or waived by the Company in writing, and that, if any such conditions shall not have been satisfied as and when required (as determined by the Company in its sole discretion and taking into account any election by the Company to delay such Redemption Date), then (unless the Company shall have waived in writing any such conditions that are not satisfied), the Company shall have no obligation to redeem the Notes called for redemption on such Redemption Date (as the same may have been delayed by the Company as aforesaid) and may cancel such proposed redemption and rescind any notice of such redemption.  In order to delay any Redemption Date (or to further delay any delayed Redemption Date (as defined below)), the Company shall provide written notice to the Trustee at least two Business Days before such Redemption Date (or such delayed Redemption Date, as the case may be), to the effect that the Company has elected to delay such Redemption Date (or such delayed Redemption Date, as the case may be) and specifying the new Redemption Date (a “delayed Redemption Date”) (which may, at the Company’s option, be specified as the date on which any or all conditions to such redemption are satisfied (as determined by the Company in its sole discretion) or waived by the Company), and the Trustee shall provide such notice to each Holder of the Notes that were to be redeemed in the same manner in which the notice of redemption was given.  The Company may delay any Redemption Date on one or more occasions.

(b)                                 If all conditions precedent (if any) to any redemption of the Notes shall not have been satisfied as and when required (as determined by the Company in its sole discretion and taking into account any election by the Company to delay such Redemption Date) or waived by the Company in writing and the Company has not elected to delay (or further delay) the applicable Redemption Date (or the applicable delayed Redemption Date, as the case may be), the Company shall provide written notice to the effect that the Company has elected to cancel such redemption to the Trustee prior to close of business two Business Days prior to such Redemption Date (or such delayed Redemption Date, as the case may be).  Upon the Trustee’s receipt of such notice, the notice of such redemption shall be automatically rescinded and such redemption shall be automatically cancelled and the Company shall have no obligation to redeem the Notes called for redemption.  Promptly after receipt of such notice, the Trustee shall provide such notice to each Holder of the Notes that were to have been redeemed in the same manner in which the notice of redemption was given.

SECTION 3.06                                 Deposit of Redemption Price.

Prior to or on the Redemption Date, subject to the satisfaction of any conditions specified in the applicable notice of redemption pursuant to Section 3.05, the Company shall deposit with the Paying Agent (or, if the Company or a Domestic Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest, if any (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date falling on or prior to the Redemption Date (or delayed Redemption Date, as applicable)), on all Notes and portions of Notes to be redeemed on the Redemption Date (or delayed Redemption Date, as applicable), other than Notes or portions of Notes called for redemption that have been delivered by the Company to the Trustee for cancellation.

SECTION 3.07                                 Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee, upon written request from the Company, shall authenticate and mail or deliver (including by book-entry transfer) to the applicable Holder (at the Company’s expense) a new Note registered in the same name and bearing the same legends, if any, as the Notes surrendered for redemption, equal in principal amount to the unredeemed portion of the Note surrendered (it being understood that, notwithstanding anything in this Indenture to the contrary, no Officers’ Certificate or Opinion of Counsel will be required for the Trustee to authenticate and mail or deliver any such new Note).

ARTICLE IV

COVENANTS

SECTION 4.01                                 Payment of Notes.

The Company shall pay the principal of, and premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes and in this Indenture.  Principal, premium and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds money sufficient to pay the principal, premium and interest due on such date.  Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Company shall pay the principal of and premium, if any, on, and may pay interest on, any Certificated Notes at the office or agency maintained by the Company for such purpose in the United States of America as required by Section 4.02, upon surrender of such Certificated Notes by the Holders thereof at such office or agency.  Interest on any Certificated Notes may also be paid, at the Company’s option, by check mailed to the addresses of the Holders entitled thereto appearing in the registry books of the Registrar or by wire transfer to accounts in the United States of America specified by such Holders.

The Company will pay principal of, and premium, if any, and interest on, Global Notes registered in the name of the Depositary or its nominee in immediately available funds to the Depositary or its nominee, as the case may be, as the Holder of such Global Note.

The Company will pay interest on overdue principal of, and, to the extent permitted by applicable law, on overdue premium, if any, and overdue installments of interest on, the Notes at a per annum rate equal to the interest per annum otherwise borne by the Notes, to, but excluding, the date on which such overdue principal, premium or interest, as the case may be, is considered paid or provided for as provided in the first paragraph of this Section 4.01 or is otherwise paid or provided for.

SECTION 4.02                                 Maintenance of Office or Agency.

The Company shall maintain in the United States of America the office or agency required under Section 2.04.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency in the United States of America (unless such office or agency is an office of the Trustee).  If at any time the Company shall fail to maintain any such required office or agency in the United States of America or shall fail to furnish the Trustee with the address thereof, the presentations, surrenders, notices and demands referred to in Section 2.04 may be made or served at the address of the Trustee set forth in Section 12.02.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind or change such designations, all as further provided in Section 2.04.

The Company hereby initially designates the Corporate Trust Office of U.S. Bank National Association in Boston, Massachusetts, which on the date hereof is located at One Federal Street 10th Floor, Boston, MA 02110, as such office of the Company in accordance with this Section 4.02 and Section 2.04.

SECTION 4.03                                 Compliance Certificate; Notice of Default.

(a)                                 The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (which fiscal year ends on December 31), an Officers’ Certificate signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company and one other Officer of the Company and also signed by two Officers of each Guarantor, if any, stating that a review of the activities of the Company and its Subsidiaries has been made under the supervision of the signing Officers with a view to determining whether the Company and each Guarantor, if any, has complied with all conditions and covenants applicable to it under this Indenture and further stating, as to each such Officer signing such certificate, that to such Officers’ knowledge, the Company and each Guarantor, if any, during such preceding fiscal year has kept, observed, performed and fulfilled each such covenant and condition and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of any such Default or Event of Default, the certificate shall describe such Default or Event of Default and the status thereof.

(b)                                 The Company shall deliver to the Trustee promptly, and in any event within 30 days, after any Senior Officer of the Company obtains knowledge of a Default or Event of Default an Officers’ Certificate specifying the Default or Event of Default and describing its status and the action taken or proposed to be taken in respect thereof.

SECTION 4.04                                 Waiver of Stay, Extension or Usury Laws.

To the extent permitted by applicable law, the Company and each Guarantor, if any, covenants that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other similar law that would prohibit or forgive the Company or such Guarantor, as applicable, from paying all or any portion of the principal of, or premium, if any, or interest on, the Notes or the Guarantee of any such Guarantor, as applicable, as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and, to the extent permitted by applicable law, the Company and each Guarantor, if any, hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.05                                 Covenant Suspension.

(a)                                 If on any date following the Issue Date, (i) either the Company or the Notes has Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to the “Covenant Suspension Event”), then, beginning on the first day following the Covenant Suspension Event, the Debt to Equity Covenant will not be applicable.

(b)                                 If, on any subsequent date (the “Reversion Date”), one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Company or the Notes below an Investment Grade Rating, such that neither the Company nor the Notes has Investment Grade Ratings from both Rating Agencies, then beginning on the Reversion Date, the Company will thereafter again be subject to the Debt to

Equity Covenant.  The period of time between the Covenant Suspension Event and the Reversion Date is referred to as the “Suspension Period.” The Company will provide the Trustee with written notice of each Covenant Suspension Event and each Reversion Date within five Business Days of the occurrence thereof. The Trustee will have no duty to monitor or provide notice to the holders of Notes of any Covenant Suspension Event or Reversion Date.

(c)                                  Notwithstanding that the Debt to Equity Covenant may be reinstated, no Default, Event of Default or breach of any kind shall be deemed to exist under this Indenture, the Notes or the Guarantees with respect to the Debt to Equity Covenant, and neither the Company nor its Subsidiaries shall bear any liability for any actions taken or events occurring during the Suspension Period, or any actions taken at any time pursuant to any contractual obligation arising prior to the Reversion Date, as a result of a failure to comply with the Debt to Equity Covenant during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period solely to the extent arising from the failure to comply with the Debt to Equity Covenant during the Suspension Period).

SECTION 4.06                                 Change of Control.

(a)                                 Upon the occurrence of a Change of Control, each Holder of Notes will have the right (unless the Company has exercised its right to redeem all of the then outstanding Notes pursuant to Section 5 of the Notes by sending (or causing the Trustee to send at the Company’s expense) a notice of redemption) to require that the Company purchase all or a portion of such Holder’s Notes pursuant to the offer described below (a “Change of Control Offer”) at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the applicable Change of Control Payment Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date falling on or prior to the Change of Control Payment Date) (the “Change of Control Purchase Price”).

(b)                                 Within 30 days following the date upon which the Change of Control shall have occurred, the Company must (unless the Company has exercised its right to redeem all of the Notes pursuant to Section 5 of the Notes by sending (or causing the Trustee to send at the Company’s expense) a notice of redemption) send, by first class mail, a notice to each Holder of Notes (or, in the case of Global Notes, send such notice in accordance with the applicable procedures, if any, of the Depositary), with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer.  Such notice shall state:

(1)                                 that the Change of Control Offer is being made pursuant to this Indenture and that all Notes that are validly tendered and not withdrawn will be accepted for payment;

(2)                                 the Change of Control Purchase Price and the purchase date, which must be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (or otherwise transmitted), other than as may be required by law (the “Change of Control Payment Date”);

(3)                                 that any Note not tendered will continue to accrue interest;

(4)                                 that any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date (unless the Company shall default in the payment of the Change of Control Purchase Price of the Notes) and the only remaining right of the Holder will be to receive payment of the Change of Control Purchase Price upon surrender of the applicable Note to the Paying Agent;

(5)                                 that Holders electing to have a portion of a Note purchased pursuant to a Change of Control Offer may only elect to have such Note purchased in denominations of $1,000 and integral multiples of $1,000 in excess thereof; provided that the remaining principal amount of any such Note surrendered for repurchase in part shall be $2,000 or an integral multiple of $1,000 in excess thereof;

(6)                                 that if a Holder elects to have a Note purchased pursuant to a Change of Control Offer it will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of or attached to the Note duly completed, to the Person and at the address specified in the notice

(or, in the case of Global Notes, to surrender the Note and provide the information required by such form in accordance with the applicable procedures, if any, of the Depositary) prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

(7)                                 that a Holder will be entitled to withdraw its election if the Company receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes such Holder delivered for purchase, and a statement that such Holder is withdrawing its election to have such Notes purchased; and

(8)                                 that if any Note is purchased only in part a new Note will be issued in principal amount equal to the unpurchased portion of the Note surrendered.

(c)                                  On or before the Change of Control Payment Date for the Notes, the Company will, to the extent lawful:

(1)                                 accept for payment all Notes or portions of Notes (in denominations of $1,000 and integral multiples of $1,000 in excess thereof) validly tendered and not withdrawn pursuant to the Change of Control Offer; provided that if, following repurchase of a portion of a Note, the remaining principal amount thereof would be less than $2,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $2,000;

(2)                                 deposit with a Paying Agent an amount equal to the payment due in respect of all Notes or portions thereof so tendered and not withdrawn;

(3)                                 deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted for payment; and

(4)                                 deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the applicable provisions of this Indenture.

(d)                                 The Company, the depositary, if any, appointed by the Company for such Change of Control Offer or a Paying Agent, as the case may be, shall promptly mail or deliver (or, in the case of Global Notes, deliver in accordance with the applicable procedures, if any, of the Depositary) to each tendering Holder an amount equal to the Change of Control Purchase Price of the Notes validly tendered by such Holder and not withdrawn and accepted by the Company for purchase.  Further, the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company, shall authenticate and mail or deliver (including by book-entry transfer) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note accepted for payment (it being understood that, notwithstanding anything in this Indenture to the contrary, no Officers’ Certificate or Opinion of Counsel will be required for the Trustee to authenticate and mail or deliver any such new Note).  Any Note not so accepted shall be promptly mailed or delivered (including by book-entry transfer) by the Company or the Trustee to the Holder thereof.

(e)                                  Interest on Notes (or portions thereof) validly tendered and not withdrawn pursuant to a Change of Control Offer will cease to accrue on and after the applicable Change of Control Payment Date (unless the Company shall default in the payment of the Change of Control Purchase Price of the Notes).

(f)                                   If the Change of Control Payment Date is on or after a Record Date and on or before the related Interest Payment Date for the Notes, any accrued and unpaid interest on the Notes to, but excluding, the Change of Control Payment Date will be paid to the Persons in whose names the applicable Notes are registered at the close of business on the applicable Record Date.

(g)                                  The Company will not be required to make a Change of Control Offer for the Notes upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture that are applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.  Notwithstanding anything in this Indenture to the contrary, a Change of Control Offer may be made in advance of a Change of Control conditioned upon the occurrence of such a Change of Control, if a definitive agreement regarding such Change of Control is in effect at the time of making the Change of Control Offer.

(h)                                 The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer.  To the extent that any securities laws or regulations conflict with the provisions of this Indenture relating to a Change of Control Offer, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such provisions of this Indenture by virtue thereof.

(i)                                     The provisions of this Indenture relating to the Company’s obligation to make an offer to repurchase the Notes as a result of a Change of Control (including the definitions relating thereto) and the terms of any such offer may, subject to the limitations set forth in Section 9.02, be waived or modified with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Notes.

SECTION 4.07                                 Limitation on Liens.

(a)                                 The Company will not, and will not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) on any Secured Notes First Priority Collateral.

(b)                                 The Company will not, and will not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any of its assets other than the Collateral to secure Credit Facility Obligations or Other Notes Pari Passu Lien Obligations.

(c)                                  The Company will not, and will not permit any Guarantor to, directly or indirectly, create, incur or suffer to exist any Liens on any Financing Subsidiary Capital Stock to secure Indebtedness other than Indebtedness of a Financing Subsidiary except for any Liens under the Security Documents.

SECTION 4.08                                 Maintenance Covenants.

The Company will maintain:

(a)                                 at all times, a Secured Notes First Priority Collateral Coverage Ratio of not less than 1.50 to 1.00; provided that the Company shall not be deemed to have failed to have complied with this covenant until the Notes Priority Collateral Coverage Ratio has been less than 1.50 to 1.00 for a period of 30 consecutive Business Days (such 30 Business Day period, the “Compliance Grace Period”); and

(b)                                 a Debt to Equity Ratio less than or equal to 1.00 to 1.00 (the “Debt to Equity Covenant”).

The Debt to Equity Ratio shall be tested at the last day of any fiscal quarter of the Company.

“Notes Priority Collateral Coverage Ratio” means the ratio, determined on a consolidated basis, without duplication, in accordance with GAAP, of (a) the sum of the Value of the Secured Notes First Priority Collateral, to (b) the Covered Debt Amount.

“Covered Debt Amount” means the sum of the aggregate outstanding principal amount of the Notes plus the aggregate outstanding principal amount of Other Notes Pari Passu Lien Obligations.

“Debt to Equity Ratio” means the ratio, determined on a consolidated basis, without duplication, in accordance with GAAP, of (a) the aggregate amount of Indebtedness of the Company and its Subsidiaries, to (b) the value of Total Assets of the Company and its Subsidiaries, less all liabilities of the Company and its Subsidiaries.

“Value” means the value of the applicable portfolio investments determined by the Company in a manner consistent with the Company’s valuation policy (it being understood that, on any date for which a valuation has not been approved by the Company’s board of trustees, “Value” shall be based on the carrying value as set forth in the Company’s accounting records); provided that (i) the “Value” of portfolio investments for which market quotations are not readily available shall be based on third-party valuations performed at least once per quarter in a manner substantially consistent with the Company’s policies in effect on the Issue Date, (ii)  the “Value” of that portion of common stock included in the Secured Notes First Priority Collateral that would otherwise cause the aggregate Value of all common  stock included in the Secured Notes First Priority Collateral to exceed 20% of the aggregate Value (after giving effect to this proviso) of all Secured Notes First Priority Collateral shall be deemed to be $0 and (iii)  the “Value” of that portion of preferred stock included in the Secured Notes First Priority Collateral that, when aggregated with the aggregate Value of all other common stock and preferred stock  included in the Secured Notes First Priority Collateral, would otherwise cause the Value of all common stock and preferred stock included in the Secured Notes First Priority Collateral to exceed 33% of the aggregate Value (after giving effect to this proviso) of all Secured Notes First Priority Collateral shall be deemed to be $0..

SECTION 4.09                                 Reports to Holders.

(a)                                 whether or not required by the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders and beneficial owners of Notes, or file electronically with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system), within the time periods that would be applicable to the Company if it were subject to Section 13(a) or 15(d) of the Exchange Act:

(1)                                 all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file these forms (excluding information required by Rule 3-10 or Rule 3-16 of Regulation S-X or any successor provisions thereof), including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2)                                 all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file these reports.

(b)                                 No later than the date of any required filing of quarterly or annual financial information pursuant to clause (1) of Section 4.09(a) (unless such information is otherwise included in such quarterly or financial information), the Company shall also either:

(1)                                 file (or furnish) electronically with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system), within the time periods that would be applicable to the Company if it were subject to Section 13(a) or 15(d) of the Exchange Act; or

(2)                                 make available on a website (which may be password protected) that is available to beneficial owners of the Notes, potential investors in the Notes and securities analysts upon request, a calculation of the Notes Priority Collateral Coverage Ratio as of the last day of the most recent fiscal quarter covered by the relevant quarterly or annual financial report and a list of the portfolio investments included in the Secured Notes First Priority Collateral and the Value (without regard to the proviso to the definition of “Value”) thereof as of the last day of such most recent fiscal quarter.

(c)                                  In addition, whether or not required by the SEC, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) of Section 4.09(a) with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept the filing) and make the information available to securities analysts and prospective investors upon request. The Company and the Guarantors will also agree that, for so long as any Notes remain outstanding, the Company will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d)                                 If any financial report or other information required by this Section 4.09 (or any other document referred to in Section 4.09(c) above) is not filed, mailed, posted, transmitted or otherwise furnished within the applicable time period specified above and such financial report or other information (or other document) is subsequently mailed, filed, posted, transmitted or otherwise furnished, the Company will be deemed to have satisfied its obligations under this Section 4.09 with respect to such financial report or other information (or other document), as the case may be, and any Default or Event of Default with respect thereto or resulting therefrom shall be deemed to have been cured and any acceleration of the Notes resulting therefrom shall be deemed to have been rescinded so long as such rescission would not conflict with any applicable judgment or decree of a court of competent jurisdiction.

If delivered to the Trustee, such delivery of any such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of the same shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder.

SECTION 4.10                                 Future Guarantees.

The Company will cause any Domestic Subsidiary that provides a Guarantee of any Credit Facility Obligations or any Other Notes Pari Passu Lien Obligations, to execute and deliver to the Trustee, within 30 days after such other guarantee is provided, a supplemental indenture pursuant to which such Domestic Subsidiary will unconditionally guarantee the payment of the Notes, jointly and severally with all other Guarantors of the Notes and will grant liens on any assets of such Subsidiary pursuant to the Security Documents to secure the Secured Notes Obligations to the extent such assets secure any Credit Agreement Obligations, any Other Notes Pari Passu Lien Obligations or any Other Credit Facility Pari Passu Lien Obligations.

SECTION 4.11                                 Compliance with Investment Company Act.

So long as the Notes are outstanding,

(a)                                 the Company will not violate, whether or not it is subject to, Section 18(a)(1)(A) as modified by Section 61(a)(1) of the Investment Company Act or any successor provisions thereto of the Investment Company Act, as such obligation may be amended or superseded but giving effect to any exemptive relief that may be granted to the Company by the SEC; and

(b)                                 the Company will not declare any dividend (except a dividend payable in the Company’s Capital Stock), or declare any other distribution, upon a class of the Company’s Capital Stock, or purchase any such Capital Stock, unless, in every such case, at the time of the declaration of any such dividend or distribution, or at the time of any such purchase, the Company has an asset coverage (as defined in the Investment Company Act) of at least the threshold specified in Section 18(a)(1)(B) as modified by Section 61(a)(1) of the Investment Company Act or any successor provisions thereto of the Investment Company Act, as such obligation may be amended or superseded (regardless of whether we are subject thereto), after deducting the amount of such dividend, distribution or purchase price, as the case may be, and giving effect, in each case, (i) to any exemptive relief granted to the Company by the SEC and (ii) to any no-action relief granted by the SEC to another Business Development Company (as defined in the Investment Company Act) (or to us if we determine to seek such similar no-action or other relief) permitting the Business Development Company (as defined in the Investment Company Act) to declare any cash dividend or distribution notwithstanding the prohibition contained in Section 18(a) (1)(B) as modified by Section 61(a)(1) of the Investment Company Act, as such obligation may be amended or superseded, in order to maintain such Business Development Company’s (as defined in the Investment Company Act) status as a regulated investment company under Subchapter M of the Code.

ARTICLE V

MERGER AND CONSOLIDATION

SECTION 5.01                                 Merger, Consolidation and Sale of Assets.

(a)                                 The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company’s properties and assets determined on a consolidated basis (other than sales, assignments, transfers, leases, conveyances or other dispositions of securities or assets, in each case in the ordinary course of business) to any Person, unless:

(1)                                 either

(A)                               the Company shall be the surviving or continuing Person; or

(B)                               the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition all or substantially all of the Company’s properties and assets (the “Surviving Entity”):

(i)                                     shall be an entity organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(ii)                                  shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant in the Notes and this Indenture on the part of the Company to be performed or observed;

(2)                                 immediately after giving effect to such transaction and, if applicable, the assumption contemplated by Section 5.01(a)(1)(B)(ii) above (including giving pro forma effect to any Indebtedness and Acquired Indebtedness incurred and any repayment, repurchase, defeasance, redemption or other discharge of Indebtedness by the Company or the Surviving Entity, as the case may be, or any of their respective Subsidiaries in connection with such transaction), the Company or such Surviving Entity, as the case may be, is in Pro Forma Covenant Compliance;

(3)                                 immediately after giving pro forma effect to such transaction (and treating any Indebtedness that becomes an obligation of the Company or the Surviving Entity, as the case may be, or any of its Subsidiaries as a result of such transaction as having been incurred by the Company or the Surviving Entity, as the case may be, or such Subsidiary at the time of such transaction, and any Indebtedness to be repaid, repurchased, defeased, redeemed or otherwise discharged by the Company or the Surviving Entity or any of their respective Subsidiaries in connection with such transaction as having been repaid, repurchased, defeased, redeemed or otherwise discharged at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(4)                                 if the Surviving Entity is not the Company, each Guarantor (unless it is the Surviving Entity, in which case Section 5.01(a)(1)(B) above shall apply) shall have by supplemental indenture confirmed that its Guarantee of the Notes shall apply to such Surviving Entity’s obligations under this Indenture and the Notes; and

(5)                                 the Company or the Surviving Entity shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions, limitations and exceptions), each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture.

(b)                                 Notwithstanding the provisions of Section 5.01(a), any Subsidiary of the Company may merge or consolidate with or into or transfer all or any part of its properties and assets to the Company or the Surviving Entity or any other Subsidiary of the Company or the Surviving Entity and Section 5.01(a) and, except in the case of a merger or consolidation with or into the Company or the Surviving Entity, Section 5.01(e), shall not apply to any such transaction.

(c)                                  For purposes of the foregoing, the sale, assignment, transfer, lease, conveyance or other disposition, in a single transaction or series of related transactions, of all or substantially all of the properties and assets of one or more Subsidiaries of the Company (other than sales, assignments, transfers, leases, conveyances or other dispositions of securities or assets, in each case in the ordinary course of business), the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

(d)                                 Upon any consolidation or merger or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in accordance with the foregoing in which the Company is not the surviving or continuing entity, as the case may be, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Surviving Entity had been named as the “Company” herein and therein, and the Company shall be released from all of its obligations under this Indenture and the Notes; provided that, in the case of a lease of all or substantially all of the properties and assets of the Company, the Company will not be released from its obligation to pay the principal of and premium, if any, and interest on the Notes.

(e)                                  If the Surviving Entity in any transaction described in, and made in compliance with, this Section 5.01 shall be a Guarantor of the Notes, or if a Guarantor shall merge or consolidate with or into the Company or the Surviving Entity, as the case may be, in any transaction described in, and made in compliance with this Section 5.01, such Guarantor’s Guarantee of the Notes will automatically terminate and be released and such Guarantor will automatically be released from all of its obligations under its Guarantee of the Notes and all of its obligations as a Guarantor under this Indenture contemporaneously with such transaction.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.01                                 Events of Default.  Each of the following events shall be an “Event of Default”:

(1)                                 the failure to pay interest on any of the outstanding Notes when the same becomes due and payable and the default continues for a period of 30 days;

(2)                                 the failure to pay the principal of and premium, if any, on any of the outstanding Notes when such principal becomes due and payable, at maturity, upon redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(3)                                 failure by the Company or any Guarantor to comply with any of its other covenants or agreements contained in this Indenture (other than covenants or agreements a default in whose performance would constitute an Event of Default under clause (1) or (2) above) and such default continues for a period of 60 days after the Company receives written notice (with a copy to the Trustee if given by Holders) specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to (i) Section 5.01, which will constitute an Event of Default when the Company receives the written notice specified in this clause (3) (with a copy to the Trustee if given by Holders) but without any requirement that such default continue for 60 days) and (ii) the Notes Priority Collateral Coverage Ratio described under Section 4.08, which will constitute an Event of Default when such default continues for a period of 30 days after the Company receives written notice (with a copy to the Trustee if given by Holders) specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes and, in the case of this clause (ii), which notice may not be delivered prior to the end of the applicable Compliance Grace Period);

(4)                                 the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness for borrowed money (other than non-recourse Indebtedness) of the Company or any Subsidiary of the Company and such payment shall not have been made, waived or extended within 30 days after such final stated maturity (giving effect to any applicable grace periods and any extensions thereof) (a “Payment Default”), or the acceleration of the final stated maturity of any Indebtedness for borrowed money (other than non-recourse Indebtedness) of the Company or any Subsidiary of the Company and such acceleration shall not have been rescinded, annulled, waived or otherwise cured within 30 days after receipt by the Company or such Subsidiary of the Company of written notice of any such acceleration (an “Acceleration”), if the aggregate principal amount of such Indebtedness, together with the aggregate principal amount of any other Indebtedness for borrowed money of the Company or any Subsidiary of the Company as to which a Payment Default or an Acceleration shall have occurred and shall be continuing, aggregates $50.0 million or more at any time;

(5)                                 (a) the Company or a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(i)                                commences a voluntary case or proceeding;

(ii)                                consents to the entry of judgment, decree or order for relief against it in an involuntary case or proceeding;

(iii)                                 consents to the appointment of a Custodian of it or for any substantial part of its property;

(iv)                               makes a general assignment for the benefit of its creditors;

(v)                               consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it; or

(vi)                               takes any corporate action to authorize or effect any of the foregoing; or

(b)                                 a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)                                is for relief in an involuntary case against the Company or a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law;

(ii)                                appoints a Custodian for all or substantially all of the property of the Company or a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law; or

(iii)                                 orders the winding up or liquidation of the Company or a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law;

and in the case of each of (i), (ii) and (iii) of this paragraph (b), such order, decree or relief remains unstayed and in effect for 60 days;

(6)                                 any Guarantee of the Notes by a Guarantor that is a Significant Subsidiary of the Company ceases (or the Guarantees of the Notes by a group of Guarantors that together would constitute a Significant Subsidiary of the Company cease) to be in full force and effect for a period of 30 days, or a Guarantor of the Notes that is a Significant Subsidiary of the Company (or a group of Guarantors of the Notes that together would constitute a Significant Subsidiary of the Company) denies or disaffirms its obligations under its Guarantee (or their obligations under their Guarantees, as the case may be) of the Notes unless such denial or disaffirmation, as applicable, is rescinded, canceled or terminated within 30 days, in each case other than by reason of the release, termination or discharge of any such Guarantees or Guarantors in accordance with the terms of this Indenture or as a result of the discharge of this Indenture pursuant to Section 8.01 or as a result of Legal Defeasance or Covenant Defeasance pursuant to Section 8.02;

(7)                                 the occurrence of any of the following:  (a) except as permitted by this Indenture, any Security Document ceases for any reason to be fully enforceable, in each case, on any material portion of the Collateral purported to be covered thereby; (b) except as permitted by this Indenture, any Lien purported to be granted under any Security Document on any material portion of the Collateral, individually or in the aggregate, ceases to be a valid, enforceable and perfected Lien with the priority required by the Security Documents; or (c) the Company or any Guarantor, or any Person acting on behalf of any of them, denies or disaffirms, in any pleading in any court of competent jurisdiction, any material obligation of the Company or any Guarantor set forth in or arising under any Security Document and in the case of clauses (a) and (b) hereof, such failure or such assertion shall be continued uncured or rescinded for a period of 30 days; or

(8)                                 one or more judgments for the payment of money in an aggregate amount in excess of $50.0 million (net of any amounts which are covered by enforceable insurance policies) shall be rendered against the Company or any of its Subsidiaries or any combination thereof and (i) the same shall remain undischarged for a period of 60 consecutive days following the entry of such judgment during which 60 day period such judgment shall not have been vacated, stayed, discharged or bonded pending appeal, or liability for such judgment amount shall not have been admitted by an insurer of reputable standing, or (ii) any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any of its Subsidiaries to enforce any such judgment.

SECTION 6.02                                 Acceleration.

If an Event of Default with respect to the Notes (other than an Event of Default specified in clause (5) of the first paragraph of Section 6.01 with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of outstanding Notes may, and the Trustee at the request of such Holders shall, declare the principal of and accrued and unpaid interest on all the outstanding Notes to be due and payable by notice in writing to the Company and (if the notice is given by Holders) to the Trustee specifying the Event of Default and that it is a “notice of acceleration,” and, upon such a declaration, such principal and accrued and unpaid interest shall become immediately due and payable.  If an Event of Default specified in clause (5) of the first paragraph of Section 6.01 with respect to the Company occurs and is continuing, then all unpaid principal of, premium, if any, and accrued and unpaid interest on, all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after any such acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes by notice to the Trustee and the Company may rescind and cancel any such acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default, other than nonpayment of principal of or interest on the Notes that have become due solely because of the acceleration, have been cured or waived, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, in each case which have become due otherwise than by such acceleration, at the per annum rate specified in the last paragraph of Section 4.01, has been paid; and (iv) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances in connection with such acceleration and rescission.

In the event of acceleration of the Notes because an Event of Default specified in clause (4) of the first paragraph of Section 6.01 has occurred and is continuing, the acceleration of the Notes shall be automatically rescinded and cancelled if (a) within 60 days after such acceleration of the Notes as a result of such Event of Default, the aggregate principal amount of Indebtedness for borrowed money of the Company or any Subsidiary of the Company as to which a Payment Default or an Acceleration shall have occurred and shall be continuing shall be less than $50.0 million, whether as a result of any such Payment Default or Payment Defaults or Acceleration or Accelerations, as the case may be, having been remedied or cured or waived by the holders of the relevant Indebtedness, the relevant Indebtedness having been repaid, redeemed, defeased or otherwise discharged, or otherwise, (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (c) all existing Events of Default, other than nonpayment of the principal, premium or interest on the Notes that shall have become due solely because of the acceleration, have been cured or waived.

No rescission of acceleration of the Notes pursuant to this Section 6.02 shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03                                 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, or interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested by the Holders of a majority of the principal amount outstanding of the Notes to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  To the fullest extent permitted by applicable law, a delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default, no remedy is exclusive of any other remedy and all available remedies are cumulative.

SECTION 6.04                                 Waiver of Past Defaults.

The Holders of a majority in principal amount of the outstanding Notes may waive, by their consent (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), any Default or Event of Default and its consequences except a continuing default in the payment of the principal, premium, if any, or interest on any Notes held by any non-consenting Holder (excluding a default in payment resulting from an acceleration that has been or is being waived or rescinded or that has been cured).  Upon any such waiver, such Default or Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05                                 Control by Majority.

Subject to Section 7.02(g) and the Collateral Agency Agreement, the Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or the Collateral Agent or of exercising any trust or power conferred on the Trustee or the Collateral Agent under this Indenture.  Subject to Section 7.01, however, the Trustee or the Collateral Agent may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee or the Collateral Agent determines is unduly prejudicial to the rights of other Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to the other Holders) or would involve the Trustee or the Collateral Agent in personal liability; provided, however, that the Trustee or the Collateral Agent may take any other action deemed proper by the Trustee or the Collateral Agent that is not inconsistent with such direction.

SECTION 6.06                                 Limitation on Suits.

Subject to Section 6.07, a Holder may not pursue any remedy with respect to this Indenture or the Notes or any Guarantees, unless:

(1)                                 such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

(2)                                 the Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made a written request, and such Holder or Holders shall have offered security and/or indemnity reasonably satisfactory to the Trustee to pursue a remedy or against any cost, liability or expense; and

(3)                                 the Trustee has failed to comply with such request and has not received from the Holders of at least a majority in aggregate principal amount of the Notes outstanding a direction inconsistent with such request within 60 days after such notice, request and offer of security and/or indemnity.

SECTION 6.07                                 Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on, the Notes held by such Holder on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08                                 Collection Suit by Trustee.

If an Event of Default specified in clause (1) or (2) of the first paragraph of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of unpaid principal, premium, if any, and accrued interest remaining unpaid (together with interest on any overdue interest (to the extent permitted by applicable law) at the rate per annum specified in the last paragraph of Section 4.01) and such further amounts as shall be sufficient to cover the reasonable costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09                                 Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relating to the Company, its creditors or its property and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders (it being understood it shall be under no obligation to do so), to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or accept or adopt, on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10                                 Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST:  pro rata to the Trustee for amounts due under Section 7.07 and to the Collateral Agent for amounts due under the Security Documents or hereunder;

SECOND:  to Holders for amounts due and unpaid on the Notes for principal.  premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest; and

THIRD:  to the Company.

The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.  Promptly after any record date or payment date is set pursuant to this Section

6.10, the Trustee shall cause notice of such record date or payment date or both, as the case may be, to be given to the Company and each Holder in the manner set forth in Section 12.02.

SECTION 6.11                                 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

SECTION 6.12              Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

ARTICLE VII

TRUSTEE

SECTION 7.01                                 Duties of Trustee.

(a)                                 If an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(1)                                 the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                 in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations stated therein).

(c)                                  Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)                                 This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

(2)                                 The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3)                                 The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)                                 Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)                                  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f)                                   Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)                                  No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

(h)                                 The Trustee shall not be deemed to have notice of a Default or an Event of Default unless a Responsible Officer of the Trustee has received written notice thereof from the Company or any Holder and such notice references the Notes, the Company and this Indenture.

SECTION 7.02                                 Rights of Trustee.

Subject to Section 7.01:

(a)                                 The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c)                                  The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers; provided, however, that, subject to paragraph (b) of Section 7.01, the Trustee’s conduct does not constitute willful misconduct or negligence.

(e)                                  The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)                                   The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

(g)                                  The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of the Notes, unless such Holders have offered to the Trustee security and/or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h)                                 The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers’ Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit.

(i)                                     The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j)                                    In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k)                                 The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(l)                                     The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(m)                             The Trustee shall not be required to expend or risk its own funds or give any bond or surety in respect of the performance of its powers and duties hereunder.

SECTION 7.03                                 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar or co-Registrar may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04                                 Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or any statement in the Notes other than the Trustee’s certificate of authentication.

SECTION 7.05                                 Notice of Defaults.

If a Default or Event of Default occurs and is continuing and a Responsible Officer of the Trustee receives written notice of such Default or Event of Default, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after written notice of it is received by the Trustee.  Except in the case of an Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as its Board of Directors or a committee thereof or a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.06                                 [Reserved].

SECTION 7.07                                 Compensation and Indemnity.

The Company and the Guarantors shall, jointly and severally, pay to the Trustee from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree in writing for the Trustee’s services hereunder.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company and the Guarantors, jointly and severally, shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services, except any such expenses as shall have been caused by the Trustee’s own negligence, fraud or willful misconduct.  Such expenses shall include the reasonable fees and out-of-pocket expenses of the Trustee’s agents, counsel and accountants.  The Company and the Guarantors, jointly and severally, shall indemnify the Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder.  The Trustee shall notify the Company promptly of any claim of which a Responsible Officer has received notice or of which a Responsible Officer has otherwise become aware for which the Trustee or any Trustee Party (as defined below) may seek indemnity, provided, that, failure by the Trustee to so notify the Company shall not relieve the Company and/or the Guarantors of their obligations hereunder.  The Company shall defend the claim and the Trustee shall cooperate and shall cause all Trustee Parties to cooperate in the defense.  The Trustee and all Trustee Parties may have one firm of separate counsel selected by the Trustee in connection with the defense of such claim and the Company shall pay the reasonable fees and out-of-pocket expenses of such counsel; provided, however, that the Company will not be required to pay such fees and expenses if, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), it assumes the Trustee’s defense and there is no conflict of interest between the Company, on the one hand, and the Trustee and any Trustee Parties subject to the claim, on the other hand, in connection with such defense as reasonably determined by the Trustee or there may be legal defenses available to the Trustee and the Trustee Parties subject to the claim, on the one hand, which are different from or additional to those available to the Company, on the other hand, in connection with such defense as reasonably determined by the Trustee.  The Company need not reimburse any expense or indemnify against any loss, damage, claim, liability or expense caused by or resulting from the willful misconduct, fraud or negligence of the Trustee or a Trustee Party.  The Company need not pay for any settlement made by the Trustee or any Trustee Party without the Company’s written consent, such consent not to be unreasonably withheld.  Any settlement which affects the Trustee may not be entered into without the written consent of the Trustee, unless the Trustee is given a full and unconditional release from liability with respect to the claims covered thereby and such settlement does not include a statement or admission of fault, culpability or failure to act by or on behalf of the Trustee.  All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents and successors (collectively, “Trustee Parties”).

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee pursuant to this Indenture, other than money or property held in trust to pay principal of, or premium, if any, or interest on, or other amounts payable to Holders under, the Notes or the Guarantees.

The Company’s payment obligations pursuant to this Section 7.07 shall survive the resignation or removal of the Trustee and the discharge or termination of this Indenture.  Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in clause (5) of the first paragraph of Section 6.01 with respect to the Company, the expenses are intended to constitute expenses of administration under applicable Insolvency Law.

SECTION 7.08                                 Replacement of Trustee.

The Trustee may resign at any time by giving 30 days prior written notice of such resignation to the Company.  The Holders of a majority in aggregate principal amount of the Notes then outstanding may, upon 30 days prior written notice to the Company and the Trustee, remove the Trustee and may appoint a successor Trustee; provided that so long as no Default or Event of Default has occurred and is continuing, the Company shall have the right to consent to the successor Trustee, such consent not to be unreasonably withheld.  The Company may remove the Trustee if:

(1)                                 the Trustee fails to comply with Section 7.10;

(2)                                 the Trustee is adjudged bankrupt or insolvent;

(3)                                 a receiver or other public officer takes charge of the Trustee or its property; or

(4)                                 the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the retiring Trustee pursuant to Section 7.07, all money and property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, whereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall cause to be delivered a notice of its succession to all Holders.

Anything in this Section 7.08 to the contrary notwithstanding but subject to the provisions of Section 7.09, no resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Section 7.08 shall become effective until the acceptance of appointment by the successor Trustee pursuant to this Section 7.08.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Company), the Company or the Holders of at least 10% in aggregate principal amount of the Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder who has been a bona fide Holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09                                 Successor Trustee by Merger.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business to, another corporation or bank, the resulting, surviving or transferee corporation or bank, without any further act shall be the successor Trustee; provided that such corporation or bank shall be otherwise qualified and eligible under this Article 7.

In case at the time such successor or successors (by merger, conversion, transfer of all or substantially all of its corporate trust business or consolidation) to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any such successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the same full force and effect as if they had been authenticated by the predecessor Trustee.

SECTION 7.10                                 Eligibility; Disqualification.

The Trustee shall at all times satisfy the requirements of TIA § 310(a)(1), 310(a)(2) and 310(a)(5).  The Trustee shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50,000,000 as set forth in its (or its related bank holding company’s) most recent published annual report of condition.  In addition, if the Trustee is a corporation or bank included in a bank holding company system, the Trustee, independently of the bank holding company, shall meet the capital requirements of TIA § 310(a)(2).  The Trustee shall comply with TIA § 310(b), subject to the penultimate paragraph thereof; provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11                                 Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA § 311(a)(1) and 310(a)(5), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

SECTION 7.12                                 Security Documents; Collateral Agency Agreement.

By their acceptance of the Notes, the Holders hereby authorize and direct the Trustee and Collateral Agent, as the case may be, to execute and deliver the Collateral Agency Agreement and any other Security Document in which the Trustee or the Collateral Agent, as applicable, is named as a party, including any Security Documents executed after the Issue Date.  It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Collateral Agent are (a) expressly authorized to make the representations attributed to Holders in any such agreements and (b) not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose.  Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under, the Collateral Agency Agreement or any other Security Documents, the Trustee and the Collateral Agent each shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

ARTICLE VIII

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01                                 Discharge of Liability on Notes.

This Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer as expressly provided for in this Indenture and except for the Trustee’s right to reimbursement of fees and expenses and indemnification as expressly provided for in this Indenture) as to all outstanding Notes, and all of the Guarantees, if any, of the Notes shall be discharged, terminated and released, when:

(1)                                 either

(a)                                 all Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b)                                 all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by giving of a notice of redemption, upon stated maturity or otherwise, will become due and payable within one year (upon stated maturity or otherwise), or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee cash in such amount as will be sufficient, U.S. Government Obligations the scheduled payments of principal of and interest on which will be sufficient (without any reinvestment of such interest), or a combination thereof in such amounts as will be sufficient, to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on such Notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption;

(2)                                 the Company has paid or caused to be paid all other sums payable by the Company under this Indenture; and

(3)                                 the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions, exceptions and limitations) stating that all conditions precedent under this Section 8.01 relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the foregoing paragraph, the provisions of Sections 8.04, 8.05, 8.06, 8.07 and 12.08 and, if the outstanding Notes have been or are to be called for redemption, Article 3 shall survive until the Notes have been cancelled or are no longer outstanding.

After such delivery or irrevocable deposit, the Trustee upon request shall execute proper instruments acknowledging the discharge of this Indenture and the Company’s obligations under the Notes and this Indenture and, if applicable, the obligations of all Guarantors under the Guarantees and this Indenture, except for those surviving obligations specified above.

SECTION 8.02                                 Legal Defeasance and Covenant Defeasance.

(a)                                 The Company may, at its option and at any time, elect to have either Section 8.02(b) or (c) be applied to the Notes upon compliance with the conditions set forth in Section 8.03.

(b)                                 Upon the Company’s exercise under Section 8.02(a) of the option under this Section 8.02(b), the Company and the Guarantors, if any, shall be discharged from all of their obligations under the Notes, the Guarantees, if any, and this Indenture (“Legal Defeasance”) on the date that the applicable conditions set forth in Section 8.03 shall have been satisfied, and on or after that date any omission to comply with any such obligations shall no longer constitute a Default or Event of Default.  Such Legal Defeasance shall mean that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes (which shall thereafter be deemed to be outstanding only for purposes of the provisions of this Indenture referred to in clauses (1) through (4) below), the Guarantors, if any, shall be released from all of their obligations under this Indenture and their Guarantees of the Notes, and the Company shall be released from all of its other obligations under this Indenture and the Notes, except that the following provisions of this Indenture shall survive:

(1)                                 the rights of Holders to receive, solely from the trust fund described in clause (1) of the first paragraph of Section 8.03, payments in respect of the principal of, and premium, if any, and interest on the Notes when such payments are due;

(2)                                 the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments on the Notes;

(3)                                 the rights, powers, trust, duties and immunities of the Trustee and the Company’s obligations in connection therewith; and

(4)                                 the provisions of this Section 8.02, Sections 8.04, 8.05, 8.06, 8.07 and 12.08 and, if the outstanding Notes have been or are to be called for redemption, Article 3.

On and after the date of Legal Defeasance, payment of the Notes may not be accelerated because of an Event of Default and, upon such Legal Defeasance, the Guarantees, if any, of the Notes and all obligations of the Guarantors under this Indenture and the Guarantees shall automatically terminate.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02(b) notwithstanding the prior exercise of its option under Section 8.01(c).

(c)                                  Upon the Company’s exercise under Section 8.02(a) of the option under this Section 8.02(c), the Company and the Guarantors, if any, shall be released and discharged from all of their covenants and agreements under Sections 4.06 through 4.10, inclusive, and clauses (2) and (4) of Section 5.01(a) on the date that the applicable conditions set forth in Section 8.03 shall have been satisfied (“Covenant Defeasance”), and on or after that date the foregoing covenants and agreements shall no longer apply, and the Notes shall be deemed not to be outstanding for purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with any such covenants or agreements, but shall continue to be deemed outstanding for all other purposes hereunder, and the Company and the Guarantors, if any, may omit to comply with and shall have no liability in respect of any term, condition, obligation or limitation set forth in any of the Sections, clauses and other provisions set forth above in this Section 8.02(c), whether directly or indirectly, by reason of any reference elsewhere herein to any such Section, clause or other provision or by reason of any reference in any such Section, clause or other provision to any other Section, clause or provision herein or in any other document and such omission to comply with any covenant or agreement set forth in any such Section, clause or other provision shall not constitute a Default or Event of Default under this Indenture.  On and after the date that Covenant Defeasance occurs, (x) the Events of Default described in clauses (1) and (2) (solely insofar as such clauses relate to any failure to pay amounts due in connection with a Change of Control Offer), clause (3) (solely insofar as it relates to the covenants and agreements as to which Covenant Defeasance has occurred), clause (4), clause (5) (except with respect to Company) and clause (6) of the first paragraph of Section 6.01 will no longer constitute Events of Default or otherwise apply, (y) the Guarantors, if any, of the Notes shall be automatically released from all of their obligations under their Guarantees of the Notes and this Indenture and such Guarantees will be automatically released, terminated and discharged and (z) all Liens securing the Secured Notes Obligations under the Security Documents shall be automatically be released.

(d)                                 Subject to compliance with Section 8.02(b) or (c), the Trustee, upon request shall execute proper instruments acknowledging such Legal Defeasance or Covenant Defeasance and the release, termination and/or discharge of the instruments, agreements and other provisions referred to in such Section 8.02(b) or (c), as applicable.

SECTION 8.03                                 Conditions to Legal Defeasance and Covenant Defeasance.

The following shall be the conditions to Legal Defeasance or Covenant Defeasance:

(1)                                 the Company shall have irrevocably deposited with the Trustee, in trust, for the benefit of the Holders of the Notes cash in U.S. Legal Tender in such amount as will be sufficient, U.S. Government Obligations the scheduled payments of principal of and interest on which will be sufficient (without any reinvestment of such interest), or a combination thereof in such amounts as will be sufficient, as confirmed, certified or attested by an independent financial advisor of recognized standing selected by the Company in writing to the Trustee, to pay the principal of, premium, if any, and interest on the Notes on the stated maturity date thereof or any earlier Redemption Date;

(2)                                 in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions, exceptions and limitations) confirming that:

(a)                                 the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b)                                 since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law;

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)                                 in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions, exceptions and limitations) confirming that the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)                                 no Default or Event of Default shall have occurred and be continuing on the date of such deposit pursuant to clause (1) of this Section 8.03 (other than a Default and Event of Default resulting from borrowing of funds to be applied to make such deposit and any similar or substantially contemporaneous transactions and, in each case, the granting of any Liens in connection therewith);

(5)                                 such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any agreement or instrument that, in the judgment of the Company, is material with respect to the Company and its Subsidiaries taken as a whole (excluding this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)                                 the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions, exceptions and limitations), each stating that all conditions precedent provided for in this Section 8.03 to such Legal Defeasance or Covenant Defeasance, as the case may be, have been complied with; and

(7)                                 the Company shall have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes on the stated maturity date thereof or on the applicable Redemption Date, as the case may be (which instructions may be contained in the Officers’ Certificate referred to in clause (6) of this Section 8.03).

Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) of this Section 8.03 with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on their maturity date or any earlier Redemption Date within one year and, in the case of any such redemption, under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SECTION 8.04                                 Application of Trust Money.

The Trustee shall hold in trust the U.S. Legal Tender and U.S. Government Obligations deposited with it pursuant to this Article 8 and any principal, interest or other proceeds in respect of such U.S. Government Obligations.  It shall apply the deposited money and the proceeds from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company’s request any U.S. Legal Tender and U.S. Government Obligations or proceeds therefrom held by it as provided in Section 8.01 or 8.03 which are in excess of the amount thereof that would then be required to be deposited to effect an equivalent discharge of this Indenture pursuant to Section 8.01 or an equivalent Legal Defeasance or Covenant Defeasance pursuant to Section 8.02, as evidenced by a written confirmation, certification or attestation by an independent financial advisor of recognized standing selected by the Company in writing to the Trustee.

SECTION 8.05                                 Repayment to the Company.

The Trustee and the Paying Agent shall promptly deliver to the Company upon request any excess U.S. Legal Tender and U.S. Government Obligations and proceeds therefrom held by them at any time and thereupon shall be relieved from all liability with respect to such money, securities and proceeds.  Subject to any applicable abandoned property law, any money, U.S. Government Obligations or proceeds therefrom deposited with or received by the Trustee or any Paying Agent, or held by the Company or any of its Subsidiaries, in trust for the payment of the principal, premium, if any, or interest on any Note, remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company or any of its Subsidiaries) shall be discharged from such trust and the Holder of such Note shall thereafter look only to the Company as a general creditor for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such money, U.S. Government Obligations and proceeds, and all liability of the Company or any of its Subsidiaries as trustee thereof, shall thereupon cease.

SECTION 8.06                                 Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender and U.S. Government Obligations (or proceeds therefrom) deposited pursuant to Section 8.01 or 8.03 in accordance with Section 8.04 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 or 8.03, as applicable, until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender and U.S. Government Obligations in accordance with Section 8.04; provided that if the Company or any Guarantor has made any payment of principal of, or premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company or such Guarantor, as applicable, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender and U.S. Government Obligations held by the Trustee or Paying Agent.

SECTION 8.07                                 Indemnity for Government Obligations.

The Company and the Guarantors, jointly and severally, shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to Section 8.01 or 8.03 or the principal and interest received on such U.S. Government Obligations.

ARTICLE IX

AMENDMENTS

SECTION 9.01                                 Without Consent of Holders.

From time to time, the Company, the Guarantors, if any, and the Trustee and the Collateral Agent, without the consent of the Holders of the Notes, may modify, amend or supplement the Notes, any Guarantees, the Collateral Agency Agreement, the Security Documents or this Indenture (in the case of the Collateral Agency Agreement and the Security Documents, with any required approvals required by the New Credit Facility and the documentation governing any Other Credit Facility Pari Passu Lien Obligations or Other Notes Pari Passu Lien Obligations):

(1)                                 to cure any ambiguity or omission; or to correct any defect or inconsistency;

(2)                                 to provide for uncertificated Notes in addition to or in place of Certificated Notes;

(3)                                 to provide for the assumption of the Company’s obligations to the Holders of the Notes by a successor to the Company pursuant to the terms of this Indenture;

(4)                                 to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect in any material respect the rights of any Holder of the Notes;

(5)                                 to provide for any Domestic Subsidiary of the Company to provide a Guarantee of the Notes, to add, novate, confirm or assume a Guarantee of the Notes, to add security to or for the benefit of the Notes or any Guarantee of the Notes, or to confirm and evidence the release, termination or discharge of any Guarantor, Guarantee, other guarantor or other guarantee of the Notes or any Lien with respect to or securing the Notes or any Guarantee, in each case when such release, termination or discharge is provided for under this Indenture, under any Guarantee or under any instrument or agreement creating or evidencing any such Lien, as the case may be;

(6)                                 to conform the provisions of the Notes, any Guarantees, the Collateral Agency Agreement, the Security Documents or this Indenture to the “Description of the Notes” section of the Offering Memorandum;

(7)                                 to comply with the rules of any applicable Depositary;

(8)                                 to evidence and provide for the acceptance of appointment under this Indenture of a successor trustee;

(9)                                 to add to the covenants of the Company or any Guarantor for the benefit of the Holders of the Notes, to add Events of Default or to surrender any right or power conferred upon the Company or any Guarantor pursuant to this Indenture;

(10)                          to provide for the issuance and delivery of Additional Notes;

(11)                          to make, complete or confirm any grant of Lien in favor of the Collateral Agent in any property or assets, including any Collateral permitted or required by this Indenture or any of the Security Documents or any release of Collateral that becomes effective as set forth in this Indenture or any of the Security Documents;

(12)                          to enter into additional or supplemental Security Documents or supplements to the Collateral Agency Agreement or to add representatives of any holders of Other Notes Pari Passu Lien Obligations or Other Credit Facility Pari Passu Lien Obligations; or

(13)                          to release Collateral in accordance with the terms of this Indenture, the Security Documents and the Collateral Agency Agreement.

The Company shall not be required to notify Holders of modifications, amendments, or supplements made pursuant to this Section 9.01.

SECTION 9.02                                 With Consent of Holders.

(a)                                 Without limitation to the provisions of Section 9.01, modifications, amendments and supplements of the Notes, any Guarantees, the Security Documents, the Collateral Agency Agreement or this Indenture may be made with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or a tender offer or exchange offer for, the Notes), and compliance with any provision of the Notes, any Guarantees, the Security Documents, the Collateral Agency Agreement or this Indenture may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or a tender offer or exchange offer for, the Notes) (and, in each case, in the case of the Collateral Agency Agreement and the Security Documents, with any required approvals required by the Credit Agreement and the documentation governing any Other Credit Facility Pari Passu Lien Obligations or Other Notes Pari Passu Lien Obligations), except that, without the consent of each affected Holder of Notes, no amendment, supplement or waiver may:

(1)                                 reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)                                 reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes, except pursuant to Section 9.02(a)(6);

(3)                                 reduce the principal of or change or have the effect of changing the final stated maturity of any Notes;

(4)                                 make any Notes payable in currency other than that stated in the Notes;

(5)                                 make any change in provisions of this Indenture providing that the right of each Holder to receive payment of principal of, premium, if any, and interest on the Notes on or after the due dates thereof or to bring suit to enforce such payment shall not be impaired without the consent of such Holder, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default; or

(6)                                 amend, supplement, waive or modify the Company’s obligation to make an offer to repurchase the Notes pursuant to Section 4.06, or reduce the premium payable upon any such repurchase or change the time at which any Notes may be repurchased pursuant to Section 4.06, whether through an amendment, supplement, waiver or modification of provisions in such covenant or any definitions or other provisions in this Indenture or otherwise, unless such amendment, supplement waiver or modification shall be in effect prior to the occurrence of the applicable Change of Control;

(7)                                 waive a Default or Event of Default with respect to the nonpayment of principal, premium or interest (except pursuant to a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of such Notes and a waiver of the payment default that resulted from such acceleration); or

(8)                                 make any change in the amendment or waiver provisions which require the Holders’ consent described in this sentence.

In addition, any amendment to, or waiver of, the provisions of this Indenture or any Security Document that has the effect of (a) releasing all or substantially all of the Collateral from the Liens securing the Secured Notes Obligations or (b) making any change in the Collateral Agency Agreement, any Security Document or the provisions in this Indenture dealing with the Collateral or the Security Documents or the application of proceeds of the Collateral that taken as a whole would materially adversely affect the Holders will require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding.

A consent to any modification, amendment, supplement or waiver under this Indenture by any Holder of Notes given in connection with a tender or exchange of such Holder’s Notes will not be rendered invalid by such tender or exchange.

(b)                                 It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed modification, amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance of the proposed modification, amendment, supplement or waiver.

(c)                                  After a modification, amendment, supplement, or waiver under Section 9.02(a) becomes effective, the Company shall mail (or otherwise transmit) to the Holders affected thereby at their registered addresses a notice briefly describing the modification, amendment, supplement or waiver.  Any failure of the Company to mail (or transmit) such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such modification, amendment, supplement or waiver.

SECTION 9.03                                 [Reserved].

SECTION 9.04                                 Revocation and Effect of Consents and Waivers.

Until an amendment, waiver, modification or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the amendment, waiver, modification or supplement is not made on any Note.  However, any such Holder or subsequent Holder may revoke the consent as to its Note or any portion of its Note by notice to the Trustee and the Company received before the date on which such amendment, supplement, modification or waiver becomes effective.  An amendment, supplement, modification or waiver becomes effective in accordance with the terms thereof.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described in this Article 9 or required or otherwise permitted to be given or taken pursuant to this Indenture.  If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at the close of business on such record date (or their duly designated proxies), and only those Persons, shall be entitled to give any consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.  No such consent or action shall be valid or effective for more than 120 days after such record date.

After an amendment, supplement, modification or waiver becomes effective, it shall be conclusive and binding on every Holder.

SECTION 9.05                                 Notation on or Exchange of Notes.

If an amendment, supplement, modification or waiver changes the terms of a Note, the Company may require each Holder of a Note to deliver it to the Trustee.  The Company shall provide the Trustee with an appropriate notation on the Note about the changed terms and cause the Trustee to return it to the Holder at the Company’s expense.  Alternatively, if the Company so determines, the Company in exchange for the Note shall issue and the Trustee, upon written request from the Company, shall authenticate a new Note that reflects the changed terms.  Failure to make the appropriate notation or issue a new Note shall not affect the validity of such amendment, supplement, modification or waiver.

SECTION 9.06                                 Trustee To Sign Amendments.

The Trustee and/or the Collateral Agent, as applicable, shall execute any modification, amendment, supplement or waiver of any Note Document to which it is a party authorized pursuant to this Article 9; provided that the Trustee or the Collateral Agent may, but shall not be obligated to, execute any such modification, amendment, supplement or waiver which adversely affects the Trustee’s or Collateral Agent’s, as applicable, own rights, duties or immunities under this Indenture.  The Trustee and the Collateral Agent shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating that the execution of any amendment, supplement or waiver authorized or permitted pursuant to this Article 9 and, if applicable, constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms (subject to customary exceptions).  Such Opinion of Counsel shall be at the expense of the Company.

ARTICLE X

GUARANTEES

SECTION 10.01                          Unconditional Guarantee.

The Notes shall be guaranteed by each of the Guarantors as set forth in the Security Agreement.

SECTION 10.02                          [Reserved].

SECTION 10.03                          [Reserved].

SECTION 10.04                          Notation of Guarantee Not Required.

Neither the Company nor any Guarantor shall be required to make a notation on the Notes to reflect any Guarantee or any release, termination or discharge thereof.

SECTION 10.05                          Release of a Guarantor; Termination of Guarantees.

(a)                                 A Guarantor’s Guarantee of the Notes will automatically terminate and be released, all other obligations of such Guarantor under this Indenture will terminate and such Guarantor will be released from all of its obligations under its Guarantee of the Notes and this Indenture:

(1)                                 upon the sale or other disposition of all of the Capital Stock of such Guarantor (to a Person that is not the Company or a Guarantor), or any merger or consolidation of such Guarantor with or into any Person (that is not the Company or a Guarantor), which results in such Guarantor no longer being a Subsidiary of the Company so long as such sale, disposition, merger or consolidation is permitted (or not prohibited) by this Indenture and immediately after giving effect to such release the Company is in Pro Forma Covenant Compliance;

(2)                                 upon delivery by the Company to the Trustee of an Officers’ Certificate to the effect that such Guarantor is a Foreign Subsidiary (it being understood that the Company may deliver such Officers’ Certificate in respect of any Domestic Subsidiary that is a Guarantor if such Domestic Subsidiary subsequently becomes a Foreign Subsidiary) so long as immediately after giving effect to such release the Company is in Pro Forma Covenant Compliance;

(3)                                 upon Legal Defeasance, Covenant Defeasance or discharge of the Notes as provided in Section 8.02 or Section 8.01, as applicable; and

(4)                                 if such Guarantor is no longer providing a guarantee of, or is otherwise obligated in respect of, any Credit Facility Obligations or Other Notes Pari Passu Lien Obligations so long as immediately after giving effect to such release the Company is in Pro Forma Covenant Compliance.

(b)                                 The Trustee and/or Collateral Agent, as applicable, shall execute an appropriate instrument prepared by the Company evidencing the release of a Guarantor from, and the termination of, its obligations under its Guarantee and this Indenture upon receipt of a request by the Company or such Guarantor accompanied by an Officers’ Certificate and an Opinion of Counsel (which opinion may include customary assumptions, limitations and exceptions) certifying as to the compliance with the applicable conditions under Section 10.05(a), as applicable; provided, however, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers’ Certificates of the Company.

ARTICLE XI

COLLATERAL

SECTION 11.01                          Security Documents.

The due and punctual payment of the principal of, premium and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium and interest on the Notes and performance of all other Obligations of the Company and the Guarantors to the Holders or the Trustee under this Indenture, the Notes, the Guarantees, the Collateral Agency Agreement and the Security Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents, which define the terms of the Liens that secure the Obligations, subject to the terms of the Collateral Agency Agreement.

The Trustee and the Company hereby acknowledge and agree that the Collateral Agent holds the Collateral in trust for the benefit of the Holders and the Trustee and pursuant to the terms of the Security Documents and the Collateral Agency Agreement.

Each Holder, by accepting a Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) and the Collateral Agency Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture and the Collateral Agency Agreement, and authorizes and directs the Collateral Agent to enter into the Security Documents and the Collateral Agency Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith.

The Company shall deliver to the Collateral Agent copies of all documents required to be filed pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 11.01, to assure and confirm to the Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed.  The Company shall take, and shall cause the Guarantors to take, any and all actions and make all filings (including the filing of UCC financing statements, continuation statements and amendments thereto) required to cause the Security Documents to create and maintain, as security for the Obligations of the Company and the Guarantors to the Noteholder Secured Parties under this Indenture, the Notes, the Guarantees, the Collateral Agency Agreement and the Security Documents, a valid and enforceable perfected Lien and security interest in and on all of the Collateral (subject to the terms of the Collateral Agency Agreement and the Security Documents), in favor of the Collateral Agent for the benefit of the Holders and the Trustee subject to no Liens other than Permitted Liens.

SECTION 11.02                          [Reserved].

SECTION 11.03                          Release of Collateral.

(a)                                 The Company and the Guarantors will be entitled to the releases of property and other assets included in the Collateral from the Liens securing the Secured Notes Obligations, under any one or more of the following circumstances:

(i)                                     subject to either (i) Pro Forma Covenant Compliance or (ii) during a Compliance Grace Period, no Default or Event of Default shall have occurred and is continuing, the Notes Priority Collateral Coverage Ratio after giving effect to such release being at least 1.0 to 1.0 and the Company or the applicable Guarantor’s receipt of consideration that is at least equal to the fair market value of the property so disposed of (as determined in good faith by the Company),  to enable the disposition of such property or assets (other than to the Company or a Guarantor);

(ii)                                  in the case of a Guarantor that is released from its Guarantee, the release of the property and assets of such Guarantor shall be permitted;

(iii)                               as to any Credit Facility First Priority Collateral or Shared Collateral, upon the prior or concurrent release of such Collateral as collateral for the Credit Facility Obligations and any Other Notes Pari Passu Lien Obligations;

(iv)                              as to any Secured Notes First Priority Collateral upon delivery by the Company to the Trustee of a certificate identifying the Collateral to be released and certifying that, after giving effect to that release, the Company is in Pro Forma Covenant Compliance;

(v)                                 as set forth in Section 9.01; and

(vi)                              as set forth in the Collateral Agency Agreement.

(b)                                 The security interests in all Collateral securing the Secured Notes Obligations also will be released upon (i) payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all other obligations other than contingent unasserted obligations under this Indenture that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, is paid or (ii) a Legal Defeasance or Covenant Defeasance under this Indenture as set forth under Article VIII.

(c)                                  With respect to any release of Collateral, upon receipt of an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture and the Security Documents and the Intercreditor Agreement, as applicable, to such release have been met and that it is proper for the Trustee or Collateral Agent to execute and deliver the documents requested by the Issuer in connection with such release, and any instruments of termination, satisfaction, discharge or release prepared by the Issuer, the Trustee shall instruct the Collateral Agent in accordance with the Collateral Agency Agreement to execute, deliver or acknowledge (at the Issuer’s expense) such instruments or releases to evidence the release and discharge of any Collateral permitted to be released pursuant to this Indenture or the Security Documents or the Intercreditor Agreement.  Neither the Trustee nor the Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officer’s Certificate or Opinion of Counsel, and notwithstanding any term hereof or in any Security Document or in the Intercreditor Agreement to the contrary, the Trustee and the Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction, discharge or termination, unless and until it receives such Officer’s Certificate and Opinion of Counsel.

SECTION 11.04                          Suits to Protect the Collateral.  Subject to the provisions of Article VII hereof and the Collateral Agency Agreement, the Trustee, without the consent of the Holders, on behalf of the Holders, may direct the Collateral Agent to take all actions it determines in order to:

(a)                                 enforce any of the terms of the Security Documents; and

(b)                                 collect and receive any and all amounts payable in respect of the Obligations hereunder.

Subject to the provisions of the Security Documents and the Collateral Agency Agreement, the Trustee and the Collateral Agent shall have power to institute and to maintain such suits and proceedings as the Trustee may determine to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may determine to preserve or protect its interests and the interests of the Holders in the Collateral.  Nothing in this Section 11.04 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Collateral Agent.

SECTION 11.05                          Authorization of the Receipt of Funds by the Trustee Under the Security Documents.  Subject to the provisions of the Collateral Agency Agreement, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

SECTION 11.06                         Purchaser Protected.  In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article XI to be sold be under any obligation to ascertain or inquire into the authority of the Company or the applicable Guarantor to make any such sale or other transfer.

SECTION 11.07                         Powers Exercisable by Receiver or Trustee.  In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XI upon the Company or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor or of any Officer or Officers thereof required by the provisions of this Article XI; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

SECTION 11.08                     Release Upon Termination of the Company’s Obligations.  In the event that the Company delivers to the Trustee an Officer’s Certificate certifying that (i) payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all other Obligations under this Indenture, the Notes, the Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid or (ii) the Company shall have exercised its Legal Defeasance option or their

Covenant Defeasance option, in each case in compliance with the provisions of Article VIII, and an Opinion of Counsel stating that all conditions precedent to the execution and delivery of such notice by the Trustee have been satisfied, the Trustee shall deliver to the Company and the Collateral Agent a notice, in form reasonably satisfactory to the Collateral Agent, stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral (other than with respect to funds held by the Trustee pursuant to Article VIII), and any rights it has under the Security Documents, and upon receipt by the Collateral Agent of such notice that complies with the requirements of Section 6.12(a) of the Collateral Agency Agreement , the Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and shall do or cause to be done (at the expense of the Company) all acts reasonably requested by the Company to release and discharge such Lien as soon as is reasonably practicable.

SECTION 11.09                     Collateral Agent.

(a)                                 The Trustee and each of the Holders by acceptance of the Notes hereby designates and appoints JPMorgan Chase Bank, N.A. as collateral agent under the Security Documents and the Collateral Agency Agreement (in such capacity, together with its successors in such capacity, the “Collateral Agent”), and the Trustee and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Collateral Agent to take such action on its behalf under the provisions of the Security Documents and the Collateral Agency Agreement and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Indenture, the Security Documents and the Collateral Agency Agreement, and consents and agrees to the terms of the Collateral Agency Agreement and each Security Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms.  The Collateral Agent agrees to act as such on the express conditions contained in this Section 11.09.  The provisions of this Section 11.09 are solely for the benefit of the Collateral Agent and none of the Trustee, any of the Holders nor any of the Grantors shall have any rights as a third party beneficiary of any of the provisions contained herein other than as expressly provided in Section 11.04.  Each Holder agrees that any action taken by the Collateral Agent in accordance with the provision of the Collateral Agency Agreement and the Security Documents, and the exercise by the Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders.  Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Security Documents and the Collateral Agency Agreement, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in the Security Documents to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder or any Grantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Security Documents and the Collateral Agency Agreement or otherwise exist against the Collateral Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)                                 The Collateral Agent may perform any of its duties under the Security Documents or the Collateral Agency Agreement by or through receivers, agents, employees, attorneys-in-fact or with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates, (a “Related Person”) and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel.  The Collateral Agent shall not be responsible for the negligence or willful misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith.

(c)                                  None of the Collateral Agent or any of its respective Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or under or in connection with any Security Document or the Collateral Agency Agreement or the transactions contemplated thereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Company or any other Grantor or Affiliate of any Grantor, or any Officer or Related Person thereof, contained in this Indenture, or any other Secured Notes Documents, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture, the Security Documents or the Collateral Agency Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture, the Security Documents or the Collateral Agency Agreement, or for any failure of any Grantor or any other party to this Indenture, the Security Documents or the Collateral Agency Agreement to perform its obligations hereunder or thereunder.  None of the Collateral Agent or any of its respective Related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture, the Security Documents or the Collateral Agency Agreement or to inspect the properties, books, or records of any Grantor or any Grantor’s Affiliates.

(d)                                 The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or any other Grantor), independent accountants and other experts and advisors selected by the Collateral Agent.  The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document.  The Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture, the Security Documents or the Collateral Agency Agreement unless it shall first receive such advice or concurrence of the applicable Secured Parties as it determines and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability, loss and expense which may be incurred by it by reason of taking or continuing to take any such action.  Subject to the Collateral Agency Agreement, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture, the Security Documents or the Collateral Agency Agreement in accordance with a request, direction, instruction or consent of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(e)                                  The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Collateral Agent shall have received written notice from the Trustee or the Company in accordance with the Collateral Agency Agreement referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.”  The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested in accordance with the Collateral Agency Agreement.

(f)                                   The Collateral Agent may resign at any time in accordance with the Collateral Agency Agreement.

(g)                                  The Collateral Agent shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion.  Except as otherwise explicitly provided herein or in the Security Documents or the Collateral Agency Agreement, neither the Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

(h)                                 The Collateral Agent is authorized and directed to (i) enter into the Security Documents to which it is party, whether executed on or after the Issue Date, (ii) enter into the Collateral Agency Agreement, (iii) make the representations of the Holders set forth in the Security Documents and Collateral Agency Agreement, (iv) bind the Holders on the terms as set forth in the Security Documents and the Collateral Agency Agreement and (v) perform and observe its obligations under the Security Documents and the Collateral Agency Agreement.

(i)                                     The Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code can be perfected only by possession.  Should the Trustee obtain possession of any such Collateral, upon a written request from the Company, the Trustee shall notify the Collateral Agent thereof and promptly shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.

(j)                                    The Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Grantor or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all or the Grantor’s property constituting collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to this Indenture, any Security Document or the Collateral Agency Agreement other than pursuant to the instructions of the Trustee or the Holders of a majority in aggregate principal amount of the Notes or as otherwise provided in the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.

(k)                                 No provision of this Indenture, the Collateral Agency Agreement or any Security Document shall require the Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Collateral Agent) if it shall have received indemnity satisfactory to the Collateral Agent against potential costs and liabilities incurred by the Collateral Agent relating thereto.  Notwithstanding anything to the contrary contained in this Indenture, the Collateral Agency Agreement or the Security Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances unless the Collateral Agent has received security or indemnity from the Holders in an amount and in a form all satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability.  The Collateral Agent shall at any time be entitled to cease taking any action described in this paragraph (n) if it no longer reasonably deems any indemnity, security or undertaking from the Company or the Holders to be sufficient.

(l)                                     The Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it in connection with the Collateral Agency Agreement and the Security Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Collateral Agent may agree in writing with the Company (and money held in trust by the Collateral Agent need not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel.  The grant of permissive rights or powers to the Collateral Agent shall not be construed to impose duties to act.

(m)                             Neither the Collateral Agent nor the Trustee shall be liable for delays or failures in performance resulting from acts beyond its control.  Such acts shall include but not be limited to accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.  Neither the Collateral Agent nor the Trustee shall be liable for any indirect, special, punitive, incidental or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.

(n)                                 The Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Company or any other Grantor under this Indenture, the Collateral Agency Agreement and the

Security Documents.  The Collateral Agent shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in any Secured Notes Documents or in any certificate, report, statement, or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture, the Collateral Agency Agreement or any Security Document; the execution, validity, genuineness, effectiveness or enforceability of the Collateral Agency Agreement and any Security Documents of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Obligations under this Indenture, the Collateral Agency Agreement and the Security Documents.  The Collateral Agent shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture, the Collateral Agency Agreement and the Security Documents, or the satisfaction of any conditions precedent contained in this Indenture, the Collateral Agency Agreement and any Security Documents.  The Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under the Collateral Agency Agreement and the Security Documents unless expressly set forth thereunder.  The Collateral Agent shall have the right at any time to seek instructions in accordance with the Collateral Agency Agreement with respect to the administration of the Security Documents.

(o)                                 The parties hereto and the Holders hereby agree and acknowledge that the Collateral Agent shall not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Collateral Agency Agreement, the Security Documents or any actions taken pursuant hereto or thereto.  Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture, the Collateral Agency Agreement and the Security Documents, the Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agent in the Collateral and that any such actions taken by the Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral.

(p)                                 Upon the receipt by the Collateral Agent of a written request of the Company signed by one Officer of the Company (a “Security Document Order”), the Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Security Document to be executed after the Issue Date.  Such Security Document Order shall (i) state that it is being delivered to the Collateral Agent pursuant to, and is a Security Document Order referred to in, this Section 11.09(p), and (ii) instruct the Collateral Agent to execute and enter into such Security Document.  Any such execution of a Security Document shall be at the direction and expense of the Company, upon delivery to the Collateral Agent of an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent to the execution and delivery of the Security Document have been satisfied.  The Holders, by their acceptance of the Notes, hereby authorize and direct the Collateral Agent to execute such Security Documents.

(q)                                 For the avoidance of doubt, the Collateral Agent shall have no discretion under this Indenture, the Collateral Agency Agreement or the Security Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes or the Trustee, as applicable.

(r)                                    The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Security Documents or the Collateral Agency Agreement and to the extent not prohibited under the Collateral Agency Agreement, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.10 hereof and the other provisions of this Indenture.

(s)                                   Subject to the terms of the Security Documents, in each case that the Collateral Agent may or is required hereunder or under any other Notes Document to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any other Notes Document, the Collateral Agent may seek direction in accordance with the Collateral Agency Agreement.  The Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with such direction.  Subject to the terms of the Security Documents, if the Collateral Agent shall request direction in accordance with the Collateral Agency Agreement, the Collateral Agent shall be entitled to refrain from such Action unless and until the Collateral Agent shall have received such direction, and the Collateral Agent shall not incur liability to any Person by reason of so refraining.

(t)                                    Notwithstanding anything to the contrary in this Indenture or any other Notes Document, in no event shall the Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture or the other Secured Notes Documents, including without limitation the filing, amendment or continuation of any UCC financing or continuation statements or similar documents or instruments, nor shall the Collateral Agent or the Trustee be responsible for, and neither the Collateral Agent nor the Trustee makes any representation regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or Liens intended to be created thereby.

(u)                                 Before the Collateral Agent acts or refrains from acting in each case at the request or direction of the Company or the Guarantors, it may require an Officer’s Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 12.04.  The Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(v)                                 The Company shall pay compensation to, reimburse expenses of and indemnify the Collateral Agent in accordance with Section 7.07.

ARTICLE XII

MISCELLANEOUS

SECTION 12.01                          [Reserved].

SECTION 12.02                          Notices.

Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by overnight courier service, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Company or a Guarantor:
FS Energy and Power Fund
 201 Rouse Boulevard,
Philadelphia, Pennsylvania 19112
Attention of:  Edward T. Gallivan, Jr., Chief Financial Officer

Facsimilie: (215) 339-1931
Email:  credit.notices@fsinvestments.com; FSEP_Team@fsinvestments.com if to the Trustee:

U.S. Bank National Association
One Federal Street, 10th Floor
Boston, MA 02110
Attention of:  Karen Beard
Facsimile: (617) 603-6667

Email: karen.beard@usbank.com

Each of the Company, the Guarantors, if any, and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person.  Any notice or communication to the Company, the Guarantors, if any, and the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if telecopied; five calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); the next Business Day if by overnight courier service; and where this Indenture expressly permits notice to be given by email, when such notice is transmitted without the sender having been notified by return email that it is undeliverable.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods; provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing.  If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions.  The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Any notice or communication to a Holder shall be mailed to it by first class mail or other equivalent means or delivered by telecopy, hand delivery or overnight courier service at its address as it appears on the registration books of the Registrar or sent by email or other electronic means (or, in the case of Global Notes, given in accordance with any applicable procedures of the Depositary) and shall be sufficiently given to it if so mailed within the time prescribed or, if telecopied, when receipt is acknowledged, or, in the case of hand delivery, when delivered or, in the case of overnight courier, on the next Business Day or, in the case of email, when transmitted to the applicable email address or, if given in accordance with the applicable procedures of the Depositary, when given.

Failure to send or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed or sent in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.03                          [Reserved].

SECTION 12.04                          Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

(1)                                 an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)                                 if requested by the Trustee, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials and may be subject to other customary exceptions, limitations and qualifications.

SECTION 12.05                          Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture, other than the Officers’ Certificate required by Section 4.03, shall include:

(1)                                 a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                 a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; or satisfied; and

(4)                                 a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials and may be subject to other customary exceptions, limitations and qualifications.

SECTION 12.06                          Rules by Trustee, Paying Agent and Registrar.

The Trustee may make reasonable rules for action by or a meeting of Holders.  The Trustee, Registrar and the Paying Agent or co-Registrar may make reasonable rules for their functions.

SECTION 12.07                          Business Day.

If any Interest Payment Date, Redemption Date, Change of Control Payment Date, maturity date or any other date on which payment on any Notes is due is not a Business Day, the required payment will be postponed and made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such Interest Payment Date, Redemption Date, Change of Control Payment Date, maturity date or other date, as the case may be, to the date of such payment on the next succeeding Business Day.  If a Record Date or other record date is not a Business Day, it shall not be affected.

SECTION 12.08                          Governing Law.

THIS INDENTURE, THE NOTES AND ANY GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

SECTION 12.09                          No Recourse Against Others.

A director, officer, employee, incorporator, stockholder, partner or member of, or owner of an equity interest in, the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Notes, this Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note shall be deemed to have waived and released all such liability.  Such waiver and release are part of the consideration for issuance of the Notes.

SECTION 12.10                          Successors.

All agreements of the Company and the Guarantors in this Indenture, the Notes and the Guarantees shall bind their respective successors.  All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.11                          Multiple Originals.

All parties may sign any number of copies of this Indenture.  Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.  One signed copy is enough to prove this Indenture.  The exchange of copies of this Indenture and of signature pages by facsimile or pdf transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes.

SECTION 12.12                          Table of Contents; Headings.

The table of contents and headings of the Articles and Sections of this Indenture (including, without limitation, Appendix A and the Exhibits hereto) and the Notes have been inserted for convenience of reference only, are not intended to be considered a part hereof or thereof and shall not modify or restrict any of the terms or provisions hereof or thereof.

SECTION 12.13                          Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 12.14                          Severability.

To the fullest extent permitted by applicable law, in case any provision in this Indenture or in the Notes or any Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the fullest extent permitted by law.

SECTION 12.15                          USA Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

SECTION 12.16                          No Adverse Interpretation of Other Agreements.

To the fullest extent permitted by applicable law and except as expressly provided herein, this Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries.  To the fullest extent permitted by applicable law, any such indenture, loan or debt agreement may not be used to interpret this Indenture except as expressly provided herein.

SECTION 12.17                          Applicable Tax Law.

In order to enable the Trustee to comply with its obligations under applicable tax laws, rules and regulations (including directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Tax Law”), the Company agrees (i) to provide to the Trustee, following written request from the Trustee delivered to the Company in accordance with Section 12.02 of this Indenture, such information concerning the Holders of the Notes as the Trustee may reasonably request in order to determine whether the Trustee has any tax-related obligations under Applicable Tax Law with respect to the payments made to Holders of the Notes under this Indenture, but only to the extent (a) such information is in the Company’s possession, (b) such information is not subject to any confidentiality or similar agreement or undertaking or otherwise deemed by the Company to be confidential and (c) providing such information to the Trustee does not, in the judgment of the Company, breach or violate or constitute a default under any applicable law, rules or regulations or any instrument or agreement to which the Company or any of its Subsidiaries is a party or by which any of them is bound, and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments made to Holders of Notes under this Indenture to the extent necessary to comply with the Trustee’s obligations under Applicable Tax Law.  Each Holder of Notes by accepting a Note shall be deemed to have agreed to the foregoing provisions of this Section 12.17 and to provide to the Trustee or the Company such information concerning such Holder as the Trustee or the Company may reasonably request in order to determine whether the Trustee or the Company has any tax-related obligations under Applicable Tax Law with respect to the payments made to such Holder under this Indenture; and such agreement by each Holder is part of the consideration for the issuance of the Notes.

SECTION 12.18                          Waiver of Jury Trial.

EACH OF THE COMPANY, EACH GUARANTOR, IF ANY, EACH HOLDER (BY ITS ACCEPTANCE OF NOTES) AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 12.19                          Submission to Jurisdiction.

The parties hereto submit to the non-exclusive jurisdiction of any New York State court or U.S. federal court sitting in the Borough of Manhattan, The City of New York over any legal action or legal proceeding with respect to this Indenture and, to the fullest extent permitted by applicable law, each of the parties hereto waives any objection that it may now or hereafter have to the bringing of any such action or proceeding in any such court or any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 12.20                          Third Party Beneficiary.

The parties hereto acknowledged and agree that the Collateral Agent shall be an express third party beneficiary of and shall be entitled to rely upon Sections 6.05, 6.10, 7.12, 9.01, 9.06 and Article XI of this Indenture.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

FS ENERGY AND POWER FUND

By:	/s/ Edward T. Gallivan, Jr.
Name: Edward T. Gallivan, Jr.
Title: Chief Financial Officer and Treasurer

[Signature Page to Indenture]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

BERWYN FUNDING LLC
BRYN MAWR FUNDING LLC
FOXFIELDS FUNDING LLC
FSEP TERM FUNDING, LLC EP AMERICAN ENERGY INVESTMENTS, INC.

By:	/s/ Edward T. Gallivan, Jr.
Name: Edward T. Gallivan, Jr.
Title: Chief Financial Officer

[Signature Page to Indenture]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

EP ALTUS INVESTMENTS, LLC
EP BURNETT INVESTMENTS, INC.
EP SYNERGY INVESTMENTS, INC.
FS ENERGY INVESTMENTS, LLC FSEP INVESTMENTS, INC. FSEP-BBH, INC.

By:	/s/ Edward T. Gallivan, Jr.
Name: Edward T. Gallivan, Jr.
Title: Chief Financial Officer

[Signature Page to Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Karen R. Beard
Name: Karen R. Beard
Title: Vice President

[Signature Page to Indenture]

TRANSFER RESTRICTIONS

ARTICLE 1

DEFINITIONS

Section 1.1                                    Definitions

Terms used in this Appendix A which are defined in the Indenture dated as of August 16, 2018 between FS Energy and Power Fund and U.S. Bank National Association, as Trustee (as amended or supplemented from time to time, the “Indenture”), to which Indenture this Appendix A is attached and of which this Appendix A forms a part, shall have the respective meanings set forth in the Indenture.  In addition, for the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Certificated Note” means a certificated Initial Note or Additional Note (bearing, in the case of an Initial Note or Additional Note, a Restricted Notes Legend unless such Legend has been removed in accordance with the provisions of this Appendix A or, in the case of any Additional Note, unless such Additional Note is a Registered Additional Note) that is registered in the name of a Holder other than the Depositary or its nominee and that does not bear the Global Note Legend.

“Clearstream” means Clearstream Banking, société anonyme, or any successor.

“Distribution Compliance Period” means, with respect to any Regulation S Note, the period of 40 consecutive days beginning on and including the later of (a) the day on which such Note is first offered to Persons other than distributors (as defined in Regulation S) in reliance on Regulation S, and (b) the date of original issuance of such Note or any predecessor Note.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of Euroclear systems, or any successor.

“Global Notes Legend” means the legends set forth under that caption in Exhibit A to this Indenture.

“Note Custodian” means the custodian with respect to a Global Note, which shall initially be the Trustee, or any successor thereto.

“Purchase Agreement” means the Purchase Agreement dated August 2, 2018 between the Company and the Initial Purchasers relating to the Initial Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Additional Notes” means Additional Notes that were originally issued and sold pursuant to an effective registration statement under the Securities Act permitting such Additional Notes to be publicly offered and sold.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Restricted Global Note” means any Global Note that bears or is required to bear a Restricted Notes Legend.

“Restricted Period”, with respect to any Regulation S Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Regulation S Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the Issue Date with respect to such Regulation S Notes.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Transfer Restricted Notes” means any Notes that bear or are required to bear a Restricted Notes Legend.

“Unrestricted Global Note” means any Global Note that does not bear or is not required to bear a Restricted Notes Legend.

“U.S. person” means a “U.S. person” as defined in Regulation S.

Section 1.2                                    Other Definitions

Term	Defined in Section
“Regulation S Global Note”	2.1(b)
“Regulation S Notes”	2.1(a)
“Restricted Notes Legend”	2.2(d)(i)
“Rule 144A Global Note”	2.1(b)
“Rule 144A Notes”	2.1(a)
“Schedule”	2.1(b)
“U.S. Resale Restriction Termination Date”	2.2(a)

ARTICLE 2

THE NOTES

Section 2.1                                    Forms of Notes

(a)                                 Offering and Sale of Initial Notes and Additional Notes.  The Initial Notes will be offered and sold by the Company to the Initial Purchasers pursuant to the Purchase Agreement.  The Company may offer and sell Additional Notes from time to time, including, without limitation, offers and sales pursuant to one or more purchase agreements or underwriting agreements between the Company and one or more initial purchasers or underwriters.  The Initial Notes will be resold, and Additional Notes (other than Registered Additional Notes) may be resold, initially only (i) to QIBs in reliance on Rule 144A (Notes so resold in reliance on Rule 144A, the “Rule 144A Notes”) and (ii) to Persons other than U.S. persons in reliance on Regulation S (Notes so resold in reliance on Regulation S, the “Regulation S Notes”).  Initial Notes or any such Additional Notes (other than Registered Additional Notes) may thereafter be transferred only to, among others, QIBs in reliance on Rule 144A and non-U.S. persons in reliance on Regulation S, subject to the restrictions on transfer set forth herein and the other applicable requirements of the Indenture.

(b)                                 Global Notes.  Unless otherwise provided in an Officers’ Certificate delivered to the Trustee, the Initial Notes and Additional Notes that are initially resold pursuant to Rule 144A shall be issued initially in the form of one or more Global Notes (each a “Rule 144A Global Note”), and Initial Notes and Additional Notes that are initially resold pursuant to Regulation S shall be issued initially in the form of one or more Global Notes (each a “Regulation S Global Note”), in each case bearing the Global Notes Legend and the applicable Restricted Notes Legend.  Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Increases or Decreases in Global Note” (or a similar schedule) attached thereto (the “Schedule”).  The aggregate principal amount of outstanding Notes represented by a Global Note may be increased or decreased, as applicable, from time to time to reflect transfers, exchanges, redemptions, repurchases and cancellation of Notes represented thereby.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Note Custodian, at the direction of the Registrar, in accordance with Section 2.2 of this Appendix A and any applicable provisions of the Indenture.

(c)                                  Book-Entry Provisions.  This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

Prior to the expiration of the Distribution Compliance Period with respect to a Regulation S Global Note, beneficial interests in such Regulation S Global Note may be held only through Clearstream and Euroclear, as Participants in the Depositary, provided, that if DTC is not the Depositary for such Regulation S Global Note during such Distribution Compliance Period, beneficial interests in such Regulation S Global Note shall be held in accordance with the customary procedures of whomsoever shall be the Depositary.  After the expiration of the Distribution Compliance Period with respect to a Regulation S Global Note, holders of beneficial interests in such Regulation S Global Note may also hold interests in such Regulation S Global Note through Participants in the Depositary other than Clearstream and Euroclear, provided, that if DTC is not the Depositary for such Regulation S Global Note after such Distribution Compliance Period, beneficial interests in the Regulation S Global Note shall be held in accordance with the customary procedures of whomsoever shall be the Depositary.

(d)                                 Certificated Notes.  Except as provided in Section 2.15 of the Indenture, owners of beneficial interests in Global Notes will not be entitled to receive Certificated Notes in exchange for their interests in such Global Notes.

Section 2.2                                    Transfer and Exchange.

(a)                                 Transfer Restrictions.  So long as they are Transfer Restricted Notes, the Initial Notes and any Additional Notes (other than Registered Additional Notes) may not be offered, sold or disposed of except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and the securities laws of any other applicable jurisdiction.

Neither a Rule 144A Note nor any interest or participation therein may be offered, sold, assigned, transferred, pledged or otherwise disposed of at any time prior to (x) the date which is six months (assuming the Company satisfies the current public reporting requirements of Rule 144) or one year (if the Company does not) after the later of the date of original issue of such Rule 144A Note (or any predecessor thereto) and the last date on which the Company or any “affiliate” (as defined in Rule 144) of the Company was the owner of such Rule 144A Note (or any predecessor thereto) or any interest or participation in such Rule 144A Note or (y) such later date, if any, as may be required by any subsequent change in applicable law (the “U.S. Resale Restriction Termination Date”), except (a) to the Company or any of its Subsidiaries, (b) pursuant to a registration statement which is effective under the Securities Act, (c) for so long as such Rule 144A Note is eligible for resale pursuant to Rule 144A, to a Person the transferor reasonably believes is a QIB acquiring such Rule 144A Note or such interest or participation for its own account or for the account of another QIB to whom notice is given that the transfer is being made in reliance on Rule 144A in a transaction meeting the requirements of Rule 144A, (d) to a non-U.S. person in an offshore transaction within the meaning of, and in compliance with, Regulation S or (e) pursuant to any other available exemption from the registration requirements of the Securities Act, subject to, in each of the foregoing cases, any requirement of law that the disposition of such Rule 144A Note or such interest or participation be at all times within the transferor’s control, and to compliance with the securities laws of any other applicable jurisdiction and with the procedures specified in the Indenture (including this Appendix A).

Until the expiration of the Distribution Compliance Period with respect to a Regulation S Note, such Regulation S Note or any interest or participation therein (i) may not be offered, sold, assigned, transferred, pledged or otherwise disposed within the United States (within the meaning of Regulation S) or to, or for the account or benefit of, a U.S. person, except to a Person that the transferor reasonably believes to be a QIB acquiring such Regulation S Note or such interest or participation for its own account or for the account of another QIB to whom notice is given that the transfer is being made in reliance on Rule 144A in a transaction meeting the requirements of Rule 144A and (ii) except as provided in clause (i) above, may not be offered, sold, assigned, transferred, pledged or disposed of except to a non-U.S. person in an offshore transaction within the meaning of, and in compliance with, Regulation S, and in each case such offer, sale, assignment, transfer, pledge or disposition must comply with the securities laws of any other applicable jurisdiction and with the procedures specified in the Indenture (including this Appendix A).  In addition, during such Distribution Compliance Period, beneficial interests in a Regulation S Global Note may only be held through Euroclear or Clearstream or their respective direct or indirect participants.

The remaining provisions of this Section 2.2 are intended to implement the forgoing restrictions.  To the extent that any transfer or exchange of Transfer Restricted Notes (including, without limitation, beneficial interests in Restricted Global Notes) is not covered by a specific procedure in the remaining provisions of this Section 2.2, the Company may implement such procedures and impose such conditions to such exchange or transfer (including, without limitation, the delivery of certificates, legal opinions and other documents) as the Company in its sole discretion may deem necessary or appropriate to implement the foregoing restrictions.

(b)                                 Transfer and Exchange of Certificated Notes.  If Certificated Notes are issued in exchange for beneficial interests in Global Notes pursuant to Section 2.15(b) of the Indenture, such Certificated Notes will be registered in the names, and issued in any authorized denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures) and, if any such Global Notes are Transfer Restricted Notes, the Certificated Notes issued in exchange for interests therein will bear the Restricted Notes Legend, unless otherwise determined by the Company.  If Certificated Notes are issued in exchange for beneficial interests in Global Notes, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the applicable Global Note in an amount equal to the principal amount of the interests being exchanged for Certificated Notes and the Registrar shall instruct the Note Custodian to decrease or reflect on its records a decrease in the principal amount of such Global Note (and to record such decrease by endorsement on the Schedule attached to such Global Note) in a principal amount equal to the principal amount of such interests being exchanged.  If Certificated Notes are issued in exchange for beneficial interests in a Restricted Global Note, then, unless the Company shall otherwise advise the Trustee and the Registrar in writing, such interests may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.2 (including the certification and other requirements set forth in this Section 2.2 intended to ensure that such exchanges comply with Rule 144A, Regulation S or another applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

When Certificated Notes are presented to the Registrar or a co-Registrar with a request:

(x)                                 to register the transfer of such Certificated Notes; or

(y)                                 to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations,

the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met and if the requirements for such registration of transfer or exchange set forth in this Appendix A and of the Indenture shall have been satisfied; provided, however, that if a Certificated Note surrendered for transfer or exchange bears a Restricted Notes Legend, the Registrar or co-Registrar shall not register the transfer or exchange of such Certificated Note (including any such transfer or exchange to the Company or a Subsidiary of the Company) unless (A) such transferor shall have delivered to the Registrar or co-Registrar a certificate to the effect set forth in Exhibit F to the Indenture, appropriately completed and signed by such transferor, (B) in the case of any transfer or exchange pursuant to any transaction that is exempt from registration under the Securities Act (other than a transfer to the Company or one of its Subsidiaries or a transaction pursuant to Rule 144A or Regulation S), such transferor shall have also delivered to the Registrar or co-Registrar (i) if such transfer or exchange is being made pursuant to Rule 144, a legal opinion addressed to the Company and the Registrar or co-Registrar, in form and substance satisfactory to the Company, to the effect that such transfer or exchange is being made in reliance on Rule 144, that the Holder may transfer such Certificated Note without registration under the Securities Act pursuant to Rule 144 and that, accordingly, the Restricted Note Legend on such Certificated Note may be removed or (ii) if such transfer or exchange is not being made pursuant to Rule 144, a legal opinion addressed to the Company and the Registrar or co-Registrar, in form and substance satisfactory to the Company, to the effect that such transfer or exchange may be effected without registration under the Securities Act and (C) such transferor shall have also delivered to the Company and the Registrar or co-Registrar, as the case may be, any additional certifications, legal opinions and other information as may be required by the Company to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and applicable state or other securities laws.  In the case of any such proposed transfer or exchange that requires the delivery of a legal opinion as provided for above, the Registrar or co-Registrar shall notify the Company of such proposed transfer or exchange in order to provide the Company with an opportunity to review such legal opinion and request such additional certifications, legal opinions and other information the Company may require.

(c)                                  Transfer and Exchange of Global Notes.  (i) The transfer and exchange of beneficial interests in Global Notes shall be effected through the Depositary, in accordance with the Indenture (including this Appendix A)

and the procedures of the Depositary and, if applicable, Clearstream and Euroclear.  In the case of any exchange of a beneficial interest in a Rule 144A Global Note for a beneficial interest in a Regulation S Global Note, and any transfer of a beneficial interest in a Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note, in each case being made prior to expiration of the Distribution Compliance Period with respect to such Regulation S Global Note, the beneficial interests in such Regulation S Global Note must be held through an account with a participant in either Euroclear or Clearstream, or both, as the case may be.

(i)                                Subject to compliance with the other applicable requirements of this Section 2.2(c), if the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, (A) the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred; and (B) the Registrar shall instruct the Note Custodian to increase or reflect on its records an increase in the principal amount of the Global Note to which such interest is being transferred (and to record such increase by endorsement on the Schedule attached to such Global Note) in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall instruct the Note Custodian, concurrently with such increase, to decrease or reflect on its records a decrease in the principal amount of the Global Note from which such interest is being transferred by a corresponding amount (and to record such decrease by endorsement on the Schedule attached to such Global Note).

(ii)                                If the proposed transfer is an exchange of a beneficial interest in a Rule 144A Global Note for a beneficial interest in a Regulation S Global Note or the transfer of a beneficial interest in a Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note, the transferor of such beneficial interest shall deliver to the Registrar prior to any such exchange or transfer (A) a certificate substantially in the form of Exhibit C to the Indenture if such exchange or transfer is to occur prior to the expiration of the Distribution Compliance Period with respect to such Regulation S Global Note or (B) a certificate substantially in the form of Exhibit D to the Indenture if such exchange or transfer is to occur after the expiration of such Distribution Compliance Period, in each case appropriately completed and signed by the transferor.

(iii)                                 If the proposed transfer is an exchange of a beneficial interest in a Regulation S Global Note for a beneficial interest in a Rule 144A Global Note or the transfer of a beneficial interest in a Regulation S Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Rule 144A Global Note and such exchange or transfer is to occur prior to the expiration of the Distribution Compliance Period with respect to such Regulation S Global Note, the transferor of such beneficial interest shall deliver to the Registrar prior to any such exchange or transfer a certificate substantially in the form of Exhibit E to the Indenture, appropriately completed and signed by such transferor.

(iv)                               Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such original Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for so long as it remains such an interest.

(v)                               Notwithstanding any other provisions of this Appendix A, a Global Note may not be transferred except as provided in the first sentence of Section 2.15(b) of the Indenture.

(d)                                 Legend.

(i)                                     Each Note certificate evidencing the Global Notes and the Certificated Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form (the “Restricted Notes Legend”):

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

(1)          REPRESENTS THAT:

(A)       IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT,

(B)       IT ACQUIRED THIS NOTE OR SUCH BENEFICIAL INTEREST IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT, OR

(C)       IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND IT ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, AND

(2)          AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY:

(A)       TO THE COMPANY,

(B)       PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(C)       TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

(D)       IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR

(E)        PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION (OTHER THAN AS PROVIDED BY RULE 144) UNDER THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NO TRANSFERS WILL BE PERMITTED IN RELIANCE ON RULE 144, REGARDLESS OF ITS AVAILABILITY AS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

[IN THE CASE OF REGULATION S NOTES:  BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE

(“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS, AND NONE OF THE COMPANY, THE INITIAL PURCHASERS NOR ANY OF THEIR RESPECTIVE AFFILIATES HAS ACTED AS SUCH HOLDER’S FIDUCIARY IN CONNECTION WITH THE ACQUISITION AND HOLDING OF THE NOTES.

(ii)                               Upon a sale or transfer after the expiration of the Restricted Period of any Note acquired pursuant to Regulation S, all requirements that such Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Notes be issued in global form shall continue to apply.

(iii)                               Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(e)                                  Cancellation or Adjustment of Global Note.  At such time as all beneficial interests in a Global Note have either been exchanged for Certificated Notes or transferred in exchange for interests in an Unrestricted Global Note, or all of the outstanding Notes shall have been redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation as provided in Section 2.12 of the Indenture.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, transferred in exchange for an interest in another Global Note or redeemed, repurchased or canceled or if a beneficial interest in another Global Note is transferred in exchange for an interest in such Global Note or if Additional Notes are issued and are to be evidenced by such Global Note, then the Registrar shall cause the aggregate principal amount of the applicable Global Note or Global Notes to be reduced or increased, as applicable, and shall instruct the Note Custodian to decrease or increase, or reflect on its records a decrease or increase, as the case may be, in the principal amount of such Global Note or Global Notes (and to record such decrease or increase, as the case may be, by endorsement on the Schedule attached to each such Global Note in the applicable principal amount).

EXHIBIT A

[FORM OF FACE OF NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[[FOR REGULATION S GLOBAL NOTE ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT (AS DEFINED BELOW)) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED BY WRITING TO THE CHIEF FINANCIAL OFFICER OF THE ISSUER AT FOLLOWING ADDRESS: 201 ROUSE BOULEVARD, PHILADELPHIA, PA 19112.]

[Restricted Notes Legend]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

(1)         REPRESENTS THAT:

(A)       IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT,

(B)       IT ACQUIRED THIS NOTE OR SUCH BENEFICIAL INTEREST IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT, OR

(C)       IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND IT ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, AND

(2)         AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY:

Exh A-1

(A)       TO THE COMPANY,

(B)       PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(C)       TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

(D)       IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR

(E)        PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION (OTHER THAN AS PROVIDED BY RULE 144) UNDER THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NO TRANSFERS WILL BE PERMITTED IN RELIANCE ON RULE 144, REGARDLESS OF ITS AVAILABILITY AS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

[IN THE CASE OF REGULATION S NOTES:  BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS, AND NONE OF THE COMPANY, THE INITIAL PURCHASERS NOR ANY OF THEIR RESPECTIVE AFFILIATES HAS ACTED AS SUCH HOLDER’S FIDUCIARY IN CONNECTION WITH THE ACQUISITION AND HOLDING OF THE NOTES.

Exh A-2

No.:

FS Energy and Power Fund

7.500% Senior Note due 2023

CUSIP No.:                                 [•](4)

ISIN No.:                                            [•](5)

FS Energy and Power Fund, a Maryland corporation, promises to pay to [                            ], or registered assigns, the principal sum [of [ ] Dollars](6) [set forth on the Schedule of Increases or Decreases in Global Note attached hereto (as the same may be revised from time to time)](7) on August 15, 2023.

Interest Payment Dates:  February 15 and August 15, commencing on February 15, 2019.
Record Dates:  February 1 and August 1.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

(4)                                 Rule 144A Note CUSIP:  30264D AA7
Regulation S Note CUSIP:  U34835 AA3

(5)                                 Rule 144A Note ISIN:  US30264DAA72
Regulation S Note ISIN:  USU34835AA35

(6)                                 Insert for Certificated Notes.

(7)                                 Insert for Global Notes.  If the Note is to be issued in global form, also include the attachment hereto captioned “SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE.”

Exh A-3

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by one of its duly authorized Officers.

FS ENERGY AND POWER FUND

By:
Name:
Title:

Exh A-4

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 7.500% Senior Secured Notes due 2023 described in the within-mentioned Indenture.

Dated: August 16, 2018

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Exh A-5

(REVERSE OF NOTE)

7.500% Senior Note due 2023

Section 1.                                           Interest

FS Energy and Power Fund (the “Company,” which term includes its successors under the Indenture referred to below), promises to pay interest on the principal amount of this Note at a rate of 7.500% per annum until August 15, 2023 or such earlier date on which the principal of this Note shall have been paid or duly provided for.  The Company will pay interest semi-annually in arrears on February 15 and August 15 of each year (each an “Interest Payment Date”) or, if any such day is not a Business Day, on the next succeeding Business Day, commencing February 15, 2019.  Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including August 16, 2018; provided that if this Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest on this Note shall accrue from such next succeeding Interest Payment Date.  Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Section 2.                                           Method of Payment

Interest on the Notes payable on any Interest Payment Date will be paid to the Persons who are the Holders of record of the Notes at the close of business on the Record Date (whether or not a Business Day) immediately preceding such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest.  Holders must surrender Notes to a Paying Agent to receive payments of principal and premium, if any.  The Company will pay the principal of and premium, if any, and interest on the Notes in U.S. Legal Tender.  The Company will pay the principal and premium, if any, on, and may pay interest on, any Certificated Notes at the office or agency maintained by the Company for such purpose in the United States of America, upon surrender of such Certificated Notes by the Holders thereof at such office or agency.  Interest on any Certificated Notes may also be paid, at the Company’s option, by check mailed to the registered addresses of the Holders entitled thereto or by wire transfer to accounts in the United States of America specified by such Holders.  The Company will pay the principal of and premium, if any, and interest on Global Notes registered in the name of the Depositary or its nominee in immediately available funds to the Depositary or its nominee, as the case may be, as Holder of such Global Notes.

Section 3.                                           Paying Agent and Registrar

Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Company may replace or change any Paying Agent, Registrar or co-Registrar so long as there is a Paying Agent and Registrar in the United States of America, and may appoint additional Paying Agents and co-Registrars, in each case without notice to Holders.  The Company or any of its Domestic Subsidiaries may act as Registrar, co Registrar or Paying Agent.

Section 4.                                           Indenture

The Company issued the Notes under an Indenture dated as of August 16, 2018 (as amended or supplemented from time to time, the “Indenture”) between the Company and U.S. Bank National Association, as trustee (together with its successors in such capacity, the “Trustee”).  The terms of the Notes include those stated in the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms.  Terms defined in the Indenture and not defined in this Note have the meanings ascribed thereto in the Indenture.

Section 5.                                           Optional Redemption

(a)                                 At any time on or after May 15, 2023 (the “Par Call Date”), the Notes may be redeemed in whole or in part at the Company’s option from time to time at a price equal to 100% of the principal amount thereof plus accrued but unpaid interest, if any, to, but excluding, the applicable Redemption Date (subject to the right of the

Exh A-6

Holders of record on the relevant record date to receive interest due on any interest payment date falling on or prior to such Redemption Date).

(b)                                 At any time prior to the Par Call Date, the Notes may be redeemed in whole or in part at the Company’s option from time to time at a price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, but excluding, the applicable Redemption Date (subject to the right of the Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date falling on or prior to such Redemption Date).

“Applicable Premium” means, with respect to any Note on any Redemption Date for such Note, the greater of:  (1) 1.0% of the principal amount of such Note and (2) the excess, if any, of (a) the present value as of such Redemption Date of (i) 100% of the principal amount of such Note on the Par Call Date and (ii) all required remaining scheduled principal and interest payments due on such Note to, but excluding, the Par Call Date, excluding accrued but unpaid interest to such Redemption Date, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (b) the principal amount of such Note.  Calculation of the Applicable Premium and the Treasury Rate will be made by the Company or on behalf of the Company by such Person as the Company shall designate; provided, however, that such calculation shall not be a duty or obligation of the Trustee.

“Treasury Rate” means, with respect to a Redemption Date for any Note, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is at least two Business Days prior to the first day on which the Company mails or otherwise transmits the notice of redemption or, in the case of redemption in connection with Legal Defeasance, Covenant Defeasance or satisfaction and discharge pursuant to Section 8.02 or 8.01 of the Indenture, as applicable, at least two Business Days prior to the deposit of trust funds with the Trustee in accordance with the applicable provisions of the Indenture) of the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in the Federal Reserve Statistical Release H.15 with respect to each applicable day during such week (or, if such Statistical Release is no longer published or available, any publicly available source of similar market data selected by the Company) most nearly equal to the period from the applicable redemption date to the maturity date; provided, however, that if such period is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if such period is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

(b)                                 Any redemption of the Notes pursuant to this Section 5 may, in the Company’s sole discretion, be subject to one or more conditions precedent and, in such case, if any such condition is not satisfied as and when required or waived by the Company, the applicable Redemption Date may be delayed by the Company in its sole discretion and the Company in its sole discretion may cancel such redemption and rescind any notice of redemption, all as further provided in the Indenture.

Section 6.                                           Sinking Fund

Except as described in Section 8 below, the Company is not required to make any mandatory redemption, mandatory repurchase or sinking fund payments with respect to the Notes.  The Company may at any time and from time to time acquire Notes by means other than redemption or a repurchase pursuant to Section 8 below, whether by tender offer, open market purchases, negotiated transactions or otherwise.

Section 7.                                           Selection of Notes for Redemption; Notice of Redemption

If less than all of the Notes are to be redeemed at any time, selection of the Notes for redemption will be made by the Trustee pro rata or by lot; provided that, in the case of Notes represented by one or more Global Notes, interests in such Global Notes will be selected for redemption by the Depositary in accordance with its applicable procedures therefor.

Exh A-7

Notes shall be redeemed in a minimum principal amount of $1,000 and integral multiples of $1,000 in excess thereof; provided that the remaining principal amount of any Note redeemed in part shall be $2,000 or an integral multiple of $1,000 in excess thereof.  Notice of any redemption will be given as provided in the Indenture at least 30 but not more than 60 days before the applicable Redemption Date to each Holder of Notes to be redeemed.

On and after a Redemption Date (or, if the Company has delayed such Redemption Date as provided in the Indenture, on and after the applicable delayed Redemption Date, as the case may be), interest will cease to accrue on the Notes or portions thereof called for redemption as long as the Company has deposited with a Paying Agent (or, if the Company or a Domestic Subsidiary is the Paying Agent, the Company or such Domestic Subsidiary has segregated and holds in trust), on or before such Redemption Date (or delayed Redemption Date, as applicable), funds in an amount sufficient to pay the redemption price of the Notes or portions thereof called for redemption on such Redemption Date (or delayed Redemption Date, as applicable), other than Notes or portions of Notes called for redemption that have been delivered by the Company to the Trustee for cancellation, and accrued and unpaid interest, if any, thereon to, but excluding, such Redemption Date (or delayed Redemption Date, as applicable) (subject to the right of Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date falling on or prior to such Redemption Date (or delayed Redemption Date, as applicable)), and the only remaining right of the Holders of the Notes or portions thereof called for redemption will be to receive payment of the redemption price and such accrued and unpaid interest, if any, upon surrender of the Notes to be redeemed to the Paying Agent.

Section 8.                                           Repurchase of Notes at the Option of Holders upon Change of Control

Upon the occurrence of a Change of Control, each Holder of Notes will have the right (unless the Company has exercised its right to redeem all of the Notes then outstanding pursuant to Section 5 above by sending (or causing the Trustee to send) a notice of redemption as provided in Article 3 of the Indenture) to require that the Company purchase all or a portion of such Holder’s Notes pursuant to a Change of Control Offer at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the applicable Change of Control Payment Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date falling on or prior to the Change of Control Payment Date).

Interest on Notes (or portions thereof) validly tendered and not withdrawn pursuant to a Change of Control Offer will cease to accrue on and after the applicable Change of Control Payment Date (unless the Company shall default in the payment of the Change of Control Purchase Price of the Notes).

Section 9.                                           Guarantees

In the event that one or more Guarantors shall guarantee payment of the Notes as provided in Article 10 of the Indenture, the payment of the principal of, and premium, if any, and interest on, the Notes will be unconditionally and irrevocably guaranteed, jointly and severally, by such Guarantors on the terms, to the extent and subject to the conditions and limitations set forth in the Indenture, including provisions for the release and termination of such Guarantees and the obligations of each Guarantor from its obligations under its Guarantee of the Notes and the Indenture.

Section 10.                                    Denominations; Transfer; Exchange

The Notes are issued in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged for an equal principal amount of Notes of other authorized denominations as requested by the Holder if the Registrar’s or co-Registrar’s requirements and the requirements under the Indenture (including, if applicable, Appendix A of the Indenture) for such transaction are met.  The Company, the Registrar, any co-Registrar and the Trustee may also require a Holder to furnish endorsements and transfer documents as any of them may reasonably request in connection with the registration of transfer or exchange of Notes in addition to any documents that are required or may be required as provided in the Indenture (including, without limitation, Appendix A thereto), and the Company, the Registrar, any co-Registrar and the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.  The Registrar or any co-Registrar shall not be required to register the transfer of or exchange any Note (i) during a period beginning at the opening of business 15 days before the mailing (or, if not mailed, other transmittal) of a notice of redemption of Notes and ending at the close of business

Exh A-8

on the day of such mailing (or other transmittal), (ii) selected for redemption in whole or in part pursuant to Article 3 of the Indenture, except the unredeemed portion of any Note being redeemed in part, (iii) between a Record Date and the next succeeding Interest Payment Date, or (iv) tendered for repurchase pursuant to a Change of Control Offer and not validly withdrawn.

Section 11.                                    Persons Deemed Owners

Subject to the provisions of the Indenture and to the fullest extent permitted by applicable law, the Holder of a Note may be treated as the absolute owner thereof for all purposes.

Section 12.                                    Unclaimed Money

Subject to any applicable abandoned property law, if money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request.  After any such payment, Holders entitled to the money must look only to the Company as a general creditor and not to the Trustee or Paying Agent for payment.

Section 13.                                    Discharge, Legal Defeasance and Covenant Defeasance; Covenant Termination

Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Notes and the Indenture if the Company deposits with the Trustee money and/or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Notes to redemption or maturity, as the case may be.  Subject to certain conditions, certain of the Company’s covenants and obligations under the Indenture may be permanently terminated.  Upon any such termination, any Guarantees of the Notes, and the obligations of any Guarantors under the Indenture and their Guarantees, will also be terminated.

Section 14.                                    Amendment, Waiver, Deemed Consents, Releases

The Indenture, the Notes, any Guarantees, the Collateral Agency Agreement, the Security Documents may be modified, amended or supplemented as provided in the Indenture, and compliance with any provision of the Indenture, the Notes or the Guarantees may be waived, as provided in the Indenture.  Any modification, amendment, supplement or waiver shall be conclusive and binding on all present and future Holders of Notes, whether or not notation of such modification, amendment, supplement or waiver is made upon the Notes.

Section 15.                                    Defaults and Remedies

If an Event of Default (other than an Event of Default resulting from certain events of bankruptcy or insolvency relating to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes may, and the Trustee at the request of such Holders shall, declare the principal of and accrued and unpaid interest on all of the outstanding Notes to be due and payable by notice in writing to the Company as provided in the Indenture.  If an Event of Default resulting from certain events of bankruptcy or insolvency relating to the Company occurs and is continuing, then all unpaid principal of, premium, if any, and accrued and unpaid interest on, all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.  The Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and cancel any such acceleration and its consequences on the terms and subject to the conditions provided in the Indenture, and an acceleration of the Notes may, under certain limited circumstances provided for in the Indenture, also be automatically rescinded and cancelled.

Section 16.                                    Individual Rights of Trustee

The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar or co-Registrar may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11 of the Indenture.

Exh A-9

Section 17.                                    No Recourse Against Others

A director, officer, employee, incorporator, stockholder, partner or member of, or owner of an equity interest in, the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note shall be deemed to have waived and released all such liability.  Such waiver and release are part of the consideration for issuance of the Notes.

Section 18.                                    Successors

Subject to certain exceptions set forth in the Indenture, when a successor assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

Section 19.                                    Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the face of this Note.

Section 20.                                    Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

Section 21.                                    Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of law.

Section 22.                                    CUSIP and ISIN Numbers.

The Company has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP and ISIN numbers in notices to Holders as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon.

Exh A-10

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                       as agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:	Your Signature(s):

Sign exactly as your name(s) appear(s) on the face of this Note.

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

Exh A-11

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $[           ].  The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

Exh A-12

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.06 (Change of Control) of the Indenture, check this box:  ☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.06 of the Indenture, state the principal amount of this Note you elect to have purchased (if no amount is specified below it means you are electing to have this Note purchased by the Company in its entirety):

$                               *

Date:	Your Signature(s):
(Sign exactly as your name(s) appear(s) on the face of this Note)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

*Must be $1,000 or an integral multiple of $1,000 in excess thereof; provided that the unpurchased portion of a Note must be a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

Exh A-13

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of              among [GUARANTOR] (the “New Guarantor”), a subsidiary of FS Energy and Power Fund [or name of its successor] (the “Company”), [the Guarantors (the “Existing Guarantors”) under the Indenture referred to below as of the date hereto,] and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of August 16, 2018 (as amended or supplemented from time to time, the “Indenture”), providing for the issuance of an unlimited aggregate principal amount of 7.500% Senior Secured Notes due 2023 (the “Notes”);

WHEREAS Section 4.10 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee the payment of the Notes on the terms and conditions set forth in the Indenture; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee[, the Existing Guarantors] and the Company are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company[, the Existing Guarantors] and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.                                      Agreement to Guarantee.  The New Guarantor hereby agrees to be a Guarantor under the Indenture and, jointly and severally with all other Guarantors (if any), to unconditionally guarantee the due and punctual payment of the Guarantee Obligations (as defined in the Indenture) on the terms and subject to the conditions and limitations set forth in Article 10 of the Indenture and to be bound by (and the New Guarantor shall be entitled to the benefits of) all other provisions of the Indenture applicable to a Guarantor, including, without limitation, provisions of the Indenture providing for the release and termination of the New Guarantor’s obligations under its Guarantee of the Notes and the Indenture.

2.                                      Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

3.                                      Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

4.                                      Trustee Makes No Representation.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture and shall not be responsible for the recitals contained herein, all which recitals are made solely by the other parties hereto.

5.                                      Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or pdf transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.

Exh B-1

6.                                      Effect of Headings.  The Section headings herein are for convenience only, are not intended to be considered a part hereof, shall not modify or restrict any of the terms or provisions hereof and shall not affect the construction thereof.

Exh B-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

FS ENERGY AND POWER FUND

By:
Name:
Title:

[NEW GUARANTOR]

By:
Name:
Title:

[NAMES OF EXISTING GUARANTORS]

[By:
[Name:]
[Title:]

U.S. BANK NATIONAL ASSOCIATION, as trustee

By:
Name:
Title:

Exh B-3

EXHIBIT C

FORM OF TRANSFER CERTIFICATE FOR TRANSFER OR EXCHANGE FROM RULE 144A GLOBAL NOTE TO REGULATION S GLOBAL NOTE PRIOR TO THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD

U.S. Bank National Association

One Federal Street, 10th Floor
Boston, MA 02110
Attention of:  Karen Beard

Re:  FS Energy and Power Fund

$[ ] 7.500% Notes due 2023 (the “Notes”)

Reference is hereby made to the Indenture dated as of August 16, 2018 between FS Energy and Power Fund (the “Company”) and U.S. Bank National Association, as trustee (the “Trustee”) (as amended or supplemented from time to time, the “Indenture”).  Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

This Certificate relates to $[ ] aggregate principal amount of Notes represented by a beneficial interest in a Rule 144A Global Note (CUSIP No. 30264D AA7/ ISIN No. US30264DAA72) held through DTC by or on behalf of [TRANSFEROR], as beneficial owner (the “Transferor”).  The Transferor has requested an exchange or transfer of the foregoing principal amount of its beneficial interest for an interest in the Regulation S Global Note (CUSIP No. U34835 AA3 / ISIN No. USU34835AA35) to be held by [[Euroclear] [Clearstream] through DTC.

In connection with such request and in respect of such Notes, the Transferor hereby certifies that such exchange or transfer is being effected in accordance with the transfer restrictions set forth in the Notes and the Indenture and pursuant to and in accordance with Rule 903 or Rule 904 (as applicable) of Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor hereby represents, covenants or agrees as follows:

(1)                                 the offer of such Notes was not made to a Person in the United States (as defined in Regulation S);

(2)                                 either:  (A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any Person acting on its behalf reasonably believed that the transferee was outside the United States, or (B) the transaction was executed in, on or through (i) a physical trading floor of an established foreign securities exchange that is located outside the United States in the case of an exchange or transfer pursuant to Rule 903 of Regulation S or (ii) the facilities of a designated offshore securities market (as defined in Regulation S) in the case of an exchange or transfer pursuant to Rule 904 of Regulation S and neither the Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, and in each of the foregoing cases such transfer or exchange is otherwise being made in an offshore transaction within the meaning of, and in compliance with, Regulation S;

(3)                             no directed selling efforts (as defined in Regulation S) have been or will be made in contravention of the requirements of Rule 903(a) or 904(a) of Regulation S, as applicable;

(4)                                 if the Transferor is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Notes covered by this Certificate, then the requirements of Rule 904(b)(1) of Regulation S have been satisfied;

(5)                                 the transfer or exchange, as applicable, is not being made to a U.S. Person or for the account or benefit of a U.S. Person;

Exh C-1

(6)                                 the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(7)                                 upon completion of the transfer or exchange, as applicable, the beneficial interest being exchanged or transferred as described above will be held with DTC through Euroclear or Clearstream or both.

This Certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[TRANSFEROR]

By:
Name:
Title:

Dated:

Exh C-2

EXHIBIT D

FORM OF TRANSFER CERTIFICATE FOR THE TRANSFER OR EXCHANGE FROM RULE 144A GLOBAL NOTE TO REGULATION S GLOBAL NOTE AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD

U.S. Bank National Association

One Federal Street, 10th Floor
Boston, MA 02110
Attention of:  Karen Beard

Re:  FS Energy and Power Fund

$[ ] 7.500% Notes due 2023 (the “Notes”)

Reference is hereby made to the Indenture dated as of August 16, 2018 between FS Energy and Power Fund (the “Company”) and U.S. Bank National Association, as trustee (the “Trustee”) (as amended or supplemented from time to time, the “Indenture”).  Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

This Certificate relates to $[ ] aggregate principal amount of Notes represented by a beneficial interest in a Rule 144A Global Note (CUSIP No. 30264D AA7/ ISIN No. US30264DAA72) held through DTC by or on behalf of [TRANSFEROR], as beneficial owner (the “Transferor”).  The Transferor has requested an exchange or transfer of the foregoing principal amount of its beneficial interest for an interest in the Regulation S Global Note (CUSIP No. U34835 AA3 / ISIN No. USU34835AA35) to be held by [[Euroclear] [Clearstream] through DTC.

In connection with such request and in respect of such Notes, the Transferor hereby certifies that such exchange or transfer is being effected in accordance with the transfer restrictions set forth in the Notes and the Indenture and pursuant to and in accordance with either (1) Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), or (2) Rule 144 under the Securities Act, and accordingly the Transferor hereby represents, covenants or agrees as follows:

(1)                                 with respect to transfers and exchanges made in reliance on Regulation S (including any such transfers and exchanges made after the U.S. Resale Restriction Termination Date):

(A)                               the offer of such Notes was not made to a Person in the United States (as defined in Regulation S);

(B)                               either:  (a) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any Person acting on its behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through (i) a physical trading floor of an established foreign securities exchange that is located outside the United States in the case of an exchange or transfer pursuant to Rule 903 of Regulation S or (ii) the facilities of a designated offshore securities market (as defined in Regulation S) in the case of an exchange or transfer pursuant to Rule 904 of Regulation S and neither the Transferor nor any Person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States, and in each of the foregoing cases such transfer or exchange is otherwise being made in an offshore transaction within the meaning of, and in compliance with, Regulation S;

(C)                               no directed selling efforts (as defined in Regulation S) have been or will be made in contravention of the requirements of Rule 903(a) or 904(a) of Regulation S, as applicable; and

Exh D-1

(D)                               the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; or

(2)                                 with respect to transfers and exchanges made after the U.S. Resale Restriction Termination Date:  such Notes are being transferred in a transaction permitted by, and in compliance with, Rule 144 under the Securities Act and the Transferor is contemporaneously delivering the legal opinion required pursuant to Sections 2.2(b) and 2.2(d)(v) of Appendix A to the Indenture in connection with such transfer or exchange, as applicable.

This Certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[TRANSFEROR]

By:
Name:
Title:

Dated:

Exh D-2

EXHIBIT E

FORM OF TRANSFER CERTIFICATE
FOR TRANSFER OR EXCHANGE FROM REGULATION S GLOBAL NOTE
TO RULE 144A GLOBAL NOTE PRIOR TO THE
EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD

U.S. Bank National Association

One Federal Street, 10th Floor
Boston, MA 02110
Attention of:  Karen Beard

Re:  FS Energy and Power Fund

$[ ] 7.500% Notes due 2023 (the “Notes”)

Reference is hereby made to the Indenture dated as of August 16, 2018 between FS Energy and Power Fund (the “Company”) and U.S. Bank National Association, as trustee (the “Trustee”) (as amended or supplemented from time to time, the “Indenture”).  Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

This Certificate relates to $[ ] aggregate principal amount of Notes represented by a beneficial interest in a Rule 144A Global Note (CUSIP No. 30264D AA7/ ISIN No. US30264DAA72) held through DTC by or on behalf of [TRANSFEROR], as beneficial owner (the “Transferor”).  The Transferor has requested an exchange or transfer of the foregoing principal amount of its beneficial interest for an interest in the Regulation S Global Note (CUSIP No. U34835 AA3 / ISIN No. USU34835AA35) to be held by [[Euroclear] [Clearstream] through DTC.

In connection with such request, and in respect of such Notes, the Transferor hereby certifies that such transfer or exchange, as applicable, is being effected in accordance with the transfer restrictions set forth in the Notes and the Indenture and pursuant to and in accordance with Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), to a transferee that the Transferor reasonably believes is acquiring such Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A to whom notice has been given that such transfer or exchange, as applicable, is being made pursuant to Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.  The Transferor does further certify that it has notified the transferee that it has relied on Rule 144A as a basis for the exemption from the registration requirements of the Securities Act used in connection with the transfer or exchange, as applicable.

This Certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[TRANSFEROR]

By:
Name:
Title:

Dated:

Exh E-1

EXHIBIT F

FORM OF TRANSFER CERTIFICATE FOR OTHER TRANSFERS AND EXCHANGES

U.S. Bank National Association

One Federal Street, 10th Floor
Boston, MA 02110
Attention of:  Karen Beard

Re:  FS Energy and Power Fund

$[ ] 7.500% Notes due 2023 (the “Notes”)

Reference is hereby made to the Indenture dated as of August 16, 2018 between FS Energy and Power Fund (the “Company”) and U.S. Bank National Association, as trustee (the “Trustee”) (as amended or supplemented from time to time, the “Indenture”).  Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

This Certificate relates to $[ ] aggregate principal amount of Notes represented by [a Certificated Note, with serial no. [          ], held by[TRANSFEROR] (the “Transferor”)][a beneficial interest in a Rule 144A Global Note (CUSIP No. 30264D AA7 / ISIN No. US30264DAA72) held through DTC by or on behalf of [TRANSFEROR], as beneficial owner (the “Transferor”)][a beneficial interest in a Regulation S Global Note (CUSIP No. [     ] / ISIN No. [     ]) held through DTC by or on behalf of [TRANSFEROR], as beneficial owner (the “Transferor”)].  The Transferor has requested a transfer or an exchange of the foregoing principal amount of [such Note to [TRANSFEREE][its beneficial interest for an interest in an Unrestricted Global Note (CUSIP No. U34835 AA3 / ISIN No. USU34835AA35) to be held through DTC].

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such exchange or transfer is being effected in accordance with the transfer restrictions set forth in the Notes and the Indenture (including Appendix A thereto), and accordingly the Transferor does hereby represents, covenants or agrees as follows:

CHECK ONE BOX BELOW

(1)                                 -                                            such Notes are being transferred to the Company or a Subsidiary of the Company; or

(2)                                 -                                            such Notes are being transferred pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(3)                                 -                                            such Notes are being transferred or exchanged, as applicable, pursuant to and in accordance with Rule 144A (“Rule 144A”) under the Securities Act, to a transferee that the Transferor reasonably believes is acquiring such Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A to whom notice has been given that such transfer is being made pursuant to Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.  The Transferor does further certify that it has notified the transferee that it has relied on Rule 144A as a basis for the exemption from the registration requirements of the Securities Act used in connection with the transfer; or

(4)                                 -                                            [Regulation S Transfers prior to the expiration of the Distribution Compliance Period] such Notes are being transferred or exchanged, as applicable, pursuant to and in accordance with Rule 903 or Rule 904 (as applicable) of Regulation S (“Regulation S”) under the Securities Act, and (i) the offer of such Notes was not made to a Person in the United States (as defined in Regulation S); (ii) either:  (A) at the time the buy order

Exh F-1

was originated, the transferee was outside the United States or the Transferor and any Person acting on its behalf reasonably believed that the transferee was outside the United States, or (B) the transaction was executed in, on or through (x) a physical trading floor of an established foreign securities exchange that is located outside the United States in the case of an exchange or transfer pursuant to Rule 903 of Regulation S or (y) the facilities of a designated offshore securities market (as defined in Regulation S) in the case of an exchange or transfer pursuant to Rule 904 of Regulation S and neither the Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, and in each of the foregoing cases such transfer or exchange is otherwise being made in an offshore transaction within the meaning of, and in compliance with, Regulation S; (iii) no directed selling efforts (as defined in Regulation S) have been made in contravention of the requirements of Rule 903(a) or 904(a) of Regulation S, as applicable; (iv) if the Transferor is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Notes covered by this Certificate, then the requirements of Rule 904(b)(1) of Regulation S have been satisfied; (v) the transfer or exchange, as applicable, is not being made to a U.S. Person or for the account or benefit of a U.S. Person; (vi) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (vii) if such Notes are being transferred or exchanged, as applicable, for interests in a Regulation S Global Note, upon completion of the transfer or exchange, the beneficial interest being exchanged or transferred as described above will be held with DTC through Euroclear or Clearstream or both; or

(5)                                 -                                            [Regulation S Transfers after the expiration of the Distribution Compliance Period] such Notes are being transferred or exchanged, as applicable, pursuant to and in accordance with Regulation S, and (i) the offer of such Notes was not made to a Person in the United States (as defined in Regulation S); (ii) either:  (A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any Person acting on its behalf reasonably believed that the transferee was outside the United States, or (B) the transaction was executed in, on or through (x) a physical trading floor of an established foreign securities exchange that is located outside the United States in the case of an exchange or transfer pursuant to Rule 903 of Regulation S or (y) the facilities of a designated offshore securities market (as defined in Regulation S) in the case of an exchange or transfer pursuant to Rule 904 of Regulation S and neither the Transferor nor any Person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States, and in each of the foregoing cases such transfer or exchange is otherwise being made in an offshore transaction within the meaning of, and in compliance with, Regulation S; (iii) no directed selling efforts (as defined in Regulation S) have been made in contravention of the requirements of Rule 903(a) or 904(a) of Regulation S, as applicable; and (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; or

(6)                                 -                                            such Notes are being transferred or exchanged, as applicable, pursuant to Rule 144 under the Securities Act of 1933 or another available exemption from registration under the Securities Act of 1933 and the Transferor is contemporaneously delivering the legal opinion required pursuant to Section 2.2(b) and/or Section 2.2(d)(v) of Appendix A to the Indenture in connection with such transfer.

Unless one of the boxes is checked, the Registrar or co-Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (6) is checked, the Transferor shall be required to deliver to the Registrar or co-Registrar the legal opinion referred to in Section 2.2(b) of Appendix A to the Indenture; and provided, further, that in any such case the Transferor may be required to deliver such additional certifications, legal opinions and other information as may be required by the Company to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and applicable state or other securities laws.

Exh F-2

This Certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[TRANSFEROR]

By:
Name
Title:

Dated:

Exh F-3